                                                                   EXHIBIT 10.23

                               DUPLICATE ORIGINAL

CA__________________                                            CDC#____________

                                  OFFICE LEASE
                             MULTI-TENANT GROSS RENT

                       Effective Date: September 10, 2001

                             BASIC LEASE INFORMATION

Landlord:                                   CATELLUS FINANCE 1, L.L.C.,
                                            a Delaware limited liability company
Landlord's Address
     For Notice:                            12501 E. Imperial Highway, Suite 550
                                            Norwalk, CA 90650
                                            Attn: Asset Management
                                            Telephone: (562) 484-3100
                                            Fax: (562) 484-3760
                                            email: martin_cramer@catellus.com

With a copy to:                             Unire Real Estate Group, Inc.
                                            10 Pointe Drive, Suite 150
                                            Brea, CA 92821
                                            Attn: Property Management
                                            Telephone: (714) 990-2100
                                            Fax: (714) 990-2120

Landlord's Address
     For Payment of Rent:                   Bank of America
                                            File #73783
                                            Los Angeles, CA 90074-5783
                                            *All checks should be made out to
                                            Catellus Finance 1, L.L.C.

Tenant:                                     iPayment, Inc.,
                                            a Tennessee corporation

Tenant's Address
     For Notice:                            iPayment, Inc.
                                            30 Burton Hills, Suite 520
                                            Nashville, TN 37215
                                            Attn: Legal Department
                                            Telephone: (615) 665-1858
                                            Fax: (615) 665-8434

with a copy to:                             iPayment Technologies, Inc.
                                            9200 Sunset Boulevard, 6th Floor
                                            Los Angeles, CA 90069
                                            Attn: Legal Department
                                            Telephone: (310) 724-6711
                                            Fax: (310) 786-2714

Project:                                    Oakdale Business Park

Building:                                   9121 Oakdale Avenue, Chatsworth,
                                            California

Premises:                                   Suites 201, 203, 204 and 205,
                                            containing an aggregate of
                                            approximately 13,805 rentable
                                            square feet as shown in Exhibit A.

Premises Address:
     Street:                                9121 Oakdale Avenue, Suites 201,
     City and State:                        203, 204 and 205 Chatsworth,
     Lot:                                   California The tax parcel on which
                                            the Building is located.

Term:                                       Thirty-six (36) months

Estimated Commencement
     Date:                                  October 1, 2001

Base Rent:                                 Months                                 Monthly Base Rent
----------                                 ------                                 -----------------
                                            1-18                                     $18,500.36
                                            19-36                                    $19,837.20

Base Year:                                  The calendar year 2002.

Tenant's Share:                             A fraction, expressed as a
                                            percentage, the numerator of which
                                            is the rentable square footage of
                                            the Premises and the denominator of
                                            which is the rentable square
                                            footage of the Building.

Security Deposit:                           $19,837.20

Broker:                                     Landlord's Broker and Tenant's
                                            Broker: CB Richard Ellis, Inc.

Lease Year:                                 Shall refer to each twelve (12)
                                            month period during the Term
                                            commencing on the Commencement Date
                                            and on each anniversary thereof.

Permitted Uses:                             General office use compatible
                                            with a first-class office building
                                            and no other uses shall be permitted
                                            without the prior written consent of
                                            Landlord, which may be given or
                                            withheld in Landlord's sole and
                                            absolute discretion.

Guarantor                                   iPayment Holdings, Inc., a Tennessee
                                            corporation

 EXHIBITS
 --------
     A   Premises
     B   Work Letter
     C   Commencement Date Memorandum
     D   Insurance Certificate
     E   Rules-and Regulations
     F   Estoppel Certificate
     G   Subordination, Nondisturbance and Attornment Agreement
     H   Form of Lease Guaranty Agreement
     I   Form of Letter of Credit

The Basic Lease Information set forth above and the Exhibits attached hereto are incorporated into and made a part of the following Lease. Each reference in this Lease to any of the Basic Lease Information shall mean the respective information above and shall be construed to incorporate all of the terms provided under the particular Lease paragraph pertaining to such information. In the event of any conflict between the Basic Lease Information and the provisions of the Lease, the latter shall control.

                 LANDLORD (/s/ KA) AND TENANT (/s/ RS /s/ RT) AGREE.
                           ------              -------------
                           initial                initial

1.    PREMISES.

      1.1 Premises. Landlord hereby leases to Tenant the Premises as shown on Exhibit A attached hereto, but excluding the Common Area (defined below) and any other portion of the Project. In the event there are tenant improvements to be made by Landlord pursuant to a Work Letter attached to this Lease, which may result in an increase or decrease in the size of the Premises, the Premises shall be measured in accordance with the 1996 standards promulgated by the Building Owners and Managers Association in conjunction with the American National Standards Institute, Inc. (ANSI/BOMA 265.1-1996) upon completion of such improvements to determine the actual rentable square footage. If the actual rentable square footage of the Premises following working drawings is different from that stated in the Basic Lease Information, the actual rentable square footage of the Premises as well as the Base Rent, and the Tenant's Share of Operating Expenses and Real Property Taxes, adjusted as necessary to reflect the increase or decrease in the rentable area of the Premises, shall be set forth in the Commencement Date Memorandum referred to in Section 2.1 below.

      1.2 Common Area. Tenant may, subject to rules made by Landlord, use the following areas ("Common Area") in common with Landlord and other tenants of the
Project: the entrances, lobbies and other public areas of the Building, walkways, landscaped areas, driveways necessary for access to the Premises, parking areas and other common facilities designated by Landlord from time to time for the common use of all tenants of the Project.

      1.3 Reserved Rights. Landlord reserves the right to enter the Premises for any reason upon reasonable notice to Tenant (or without notice in case of an emergency) and/or to undertake the following all without abatement of rent or liability to Tenant: inspect the Premises and/or the performance by Tenant of the terms and conditions hereof; change the boundary lines of the Common Areas; make such alterations, repairs, improvements or additions to the Premises as required or permitted hereunder; install, use, maintain, repair, alter, relocate or replace any pipes, ducts, conduits, wires, equipment or other facilities in the Common Areas or the Building; grant easements on the Project, dedicate for public use portions thereof and record covenants, conditions and restrictions ("CC&Rs") affecting the Project and/or amendments to existing CC&Rs which do not unreasonably interfere with Tenant's use of the Premises; change the name of the Building or Project; affix reasonable signs and displays; and, during the last nine (9) months of the Term, place signs for the rental of and show the Premises to prospective tenants.

2.    TERM.

      2.1 Commencement Date. The Term of the Lease shall commence ("Commencement Date") on the first day of the first full month following the date on which the Premises are Substantially Complete (as hereinafter defined) except that if Substantial Completion occurs on the first day of a month, that date shall be the Commencement Date, and the Lease shall continue in full force and effect for the period of time specified as the Term or until this Lease is terminated as otherwise provided herein. The Premises shall be deemed to be "Substantially Complete" on the earliest of the date on which: (1) Landlord delivers to Tenant an architect's notice of substantial completion, or similar written notice that the Premises are substantially complete and, if required, a certificate of occupancy (or a reasonably substantial equivalent such as a signoff from a building inspector or a temporary certificate of occupancy) is issued for the Premises, or (2) Tenant first occupies all or any portion of the Premises (except for initial fixturing and installation and testing of telecommunications and data processing systems as provided for in Section 25 below). Landlord shall arrange for the construction of certain Tenant Improvements (as defined in the Work Letter attached hereto as Exhibit B), if any, in accordance with and subject to the terms of the Work Letter. Tenant shall, upon demand after delivery of the Premises to Tenant, execute and deliver to Landlord a

Commencement Date Memorandum in the form attached hereto as Exhibit C, acknowledging (i) the Commencement Date, (ii) the final square footage of time Premises, and (iii) Tenant's acceptance of the Premises. If the Premises are not Substantially Complete on the Estimated Commencement Date as extended by Force Majeure events and delays caused by Tenant's action or failure to act, this Lease shall remain in effect, Landlord shall not be subject to any liability, and the Commencement Date shall be delayed until the date the Premises are Substantially Complete. Tenant has determined that the Premises are acceptable for Tenant's use and Tenant acknowledges that, except as may be expressly otherwise provided in this Lease, neither Landlord nor any broker or agent has made any representations or warranties in connection with the physical condition of the Premises or their fitness for Tenant's use upon which Tenant has relied directly or indirectly for any purpose.

      2.2 Possession. Tenant's possession of the Premises during the period of time, if any, from the date on which Landlord tenders possession of the Premises to Tenant in a Substantially Complete condition (the "Possession Date") to the Commencement Date, shall be subject to all the provisions of this Lease and shall not advance the expiration date. Rent shall be paid for such period at the rate stated in the Basic Lease Information, prorated on the basis of a thirty
(30) day month, and shall be due and payable to Landlord on or before the Commencement Date. Tenant shall acknowledge in writing the Possession Date in the Commencement Date Memorandum attached as Exhibit C.

3.    RENT.

      3.1 Rent. Tenant shall pay to Landlord, at Landlord's Address for Payment of Rent designated in the Basic Lease Information, or at such other address as Landlord may from time to time designate in writing to Tenant for the payment of Rent, the Base Rent, without notice, demand, offset or deduction, in advance, on the first day of each calendar month. The Rent to be paid hereunder by Tenant will be received by Landlord without any deduction or offset whatsoever by Tenant, foreseeable or unforeseeable. Except as expressly provided to the contrary in this Lease, Landlord shall not be required to make any expenditure, incur any obligation, or incur any liability of any kind whatsoever in connection with this Lease or the ownership, construction, maintenance, operation or repair of the Premises or the Project. Upon the execution of this Lease, Tenant shall pay to Landlord the first month's Base Rent. If the Term commences (or ends) on a date other than the first (or last) day of a month, Base Rent shall be prorated on the basis of a thirty (30) day month. All sums other than Base Rent which Tenant is obligated to pay under this Lease shall be deemed to be additional rent due hereunder ("Additional Rent"), whether or not such sums are designated Additional Rent and, together with the Base Rent, shall be due and payable commencing on the Possession Date. The term "Rent" means the Base Rent and all Additional Rent payable hereunder.

      3.2 Late Charge and Interest. The late payment of any Rent will cause Landlord to incur additional costs, including administration and collection costs and processing and accounting expenses and increased debt service ("Delinquency Costs"). If Landlord has not received any installment of Rent within five (5) days after such amount is due, Tenant shall pay a late charge of ten percent (10%) of the delinquent amount, which is agreed to represent a reasonable estimate of the Delinquency Costs incurred by Landlord. In addition, all such delinquent amounts shall bear interest from the date such amount was due until paid in full at a rate per annum ("Applicable Interest Rate") equal to the lesser of (a) the maximum interest rate permitted by law or (b) five percent (5%) above the rate publicly announced by Bank of America, N.A. (or if Bank of America, N.A. ceases to exist, the largest bank then headquartered in the State of California) ("Bank") as its "Reference Rate." If the use of the announced Reference Rate is discontinued by the Bank, then the term Reference Rate shall mean the announced rate charged by the Bank which is, from time to time, substituted for the Reference Rate. Landlord and Tenant recognize that the damage which Landlord shall suffer as a result of Tenant's failure to pay such amounts is difficult to ascertain and said late charge and interest are the best estimate of the damage which Landlord shall suffer in the event of late payment. If a late charge becomes payable for any three (3) installments of Rent within any twelve (12) month period, then the Rent shall automatically become due and payable quarterly in advance.

      3.3 Security Deposit. Upon the execution of this Lease, Tenant shall pay to Landlord the Security Deposit. The Security Deposit shall secure the full and faithful performance of each provision of this Lease to be performed by Tenant. Landlord shall not be required to pay interest on the Security Deposit or to keep the Security Deposit separate from Landlord's own funds. If Tenant fails to perform fully and timely all or any of Tenant's covenants and obligations hereunder, Landlord may, but without obligation, apply all or any portion of the Security Deposit toward fulfillment of Tenant's unperformed covenants and/or obligations. If Landlord does so apply any portion of the Security Deposit, Tenant shall immediately pay Landlord sufficient cash to restore the Security Deposit to the amount of the then current Base Rent per month. Upon any increase in Base Rent, Landlord may require the Security Deposit to be increased by the amount of the increase in Base Rent per month. After Tenant vacates the Premises, upon the expiration or sooner termination of this Lease, if Tenant is not then in default, Landlord shall return to Tenant any unapplied balance of the Security Deposit.

4. BUILDING SERVICES AND UTILITIES. Landlord agrees to supply, subject to the other provisions of this Lease, reasonable janitorial service and reasonable amounts of heat, water for drinking purposes, air conditioning and electric current for office machines and normal lighting Monday through Friday, from 8 a.m. to 6 p.m., and on Saturdays from 9 a.m. until 1 p.m., except for generally recognized holidays (the "Usual Building Hours"). However, Tenant shall be permitted access to and use of the Premises and parking areas serving the Premises twenty-four (24) hours per day, seven (7) days per week, subject to the provisions of this Lease. Landlord shall not be liable for any interruption of said utilities and services when such interruption is caused by strikes, mechanical failure, accidents or any other conditions beyond the reasonable control of Landlord, nor shall there be any abatement of rent as a result thereof. Tenant shall not install or use in the Premises any machines or any apparatus or device, which individually or in the aggregate will generate excessive heat or increase the amount of electricity, water or air conditioning usually supplied for use of the Premises as general office space, or in any way create a burden on or adversely affect the normal functioning of the heating, ventilation and air conditioning ("HVAC") system of the Building. If requested by Tenant in writing in advance in accordance with the Building's standard procedures for HVAC service during non-Usual Building Hours, HVAC service shall be provided to the Premises other than during Usual Building Hours, provided that Tenant shall pay to Landlord, as additional rent, for each such hour of HVAC service during non-Building Hours, the then standard charge by Landlord for such service in the Building (which shall be determined by Landlord in Landlord's reasonable business judgment based upon Landlord's good faith estimate of the actual cost of such HVAC service, including, without limitation, reasonable administrative costs). Tenant shall use only the electrical outlets and water pipes existing in the Premises upon completion of the initial Tenant Improvements. In the event Tenant utilizes or consumes utilities or services after Usual Building Hours or in amounts which are appreciably in excess of those utilized or consumed by the average office tenants in the Building, Tenant shall reimburse Landlord, as Additional Rent, upon receipt of demand therefor, for the cost of such excess consumption. In addition, Landlord shall have the right at any time to cause water meters or electric current meters to be installed in the Premises for the purpose of measuring such excess consumption, in which event Tenant shall pay to Landlord, as Additional Rent, the cost of any such meters (which shall be the property of Landlord), as well as the cost of installation, maintenance and repair thereof. Tenant shall comply with all rules and regulations which Landlord may reasonably establish for the proper functioning and protection of the HVAC, elevator, and plumbing systems. Landlord shall at all reasonable times have free access to all mechanical installations in the Premises, including, but not limited to, air conditioning, fan, ventilating and machine rooms and electrical closet.

5.    TAXES.

      5.1 Increase in Real Property Taxes. Tenant shall pay to Landlord Tenant's Share of the Increase in Real Property Taxes. The "Increase in Real Property Taxes" is the increase in Real Property Taxes in any calendar year over the Real Property Taxes in the Base Year. As used in this Lease Tenant's Share means a percentage calculated by dividing the number of rentable square feet in the Premises by the number of rentable square feet in the Building. The current estimate of Tenant's Share is set forth in the Basic Lease Information, subject to adjustment as provided in Section 1.1. The Tenant's Share set forth in the Commencement Date Memorandum shall be final, however, notwithstanding any subsequent changes in standards for measuring office space or remeasurement of the Premises by Tenant.

      5.2 Definition of Real Property Taxes. "Real Property Taxes" shall be the sum of the following: all real property taxes, possessory-interest taxes, business or license taxes or fees, service payments in lieu of such taxes or fees, annual or periodic license or use fees, excises, transit and traffic charges, housing fund assessments, open space charges, childcare fees, school, sewer and parking fees or any other assessments, levies, fees, exactions or charges, general and special, ordinary and extraordinary, unforeseen as well as foreseen (including fees "in-lieu" of any such tax or assessment) which are assessed, levied, charged, conferred or imposed by any public authority upon the Project (or any real property comprising any portion thereof) or its operations, together with all taxes, assessments or other fees imposed by any public authority upon or measured by any Rent or other charges payable hereunder, including any gross receipts tax or excise tax levied by any governmental authority with respect to receipt of rental income, or upon, with respect to or by reason of the development, possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion thereof, or documentary transfer taxes upon this transaction or any document to which Tenant is a party creating or transferring an interest in the Premises, together with any tax imposed in substitution, partially or totally, of any tax previously included within the aforesaid definition or any additional tax the nature of which was previously included within the aforesaid definition, together with any and all costs and expenses (including, without limitation, attorneys, administrative and expert witness fees and costs) of challenging any of the foregoing or seeking the reduction in or abatement, redemption or return of any of the foregoing, but only to the extent of any such reduction, abatement, redemption or return. All references to Real Property Taxes during a particular year shall be deemed to refer to taxes accrued during such year, including supplemental tax bills regardless of when they are actually assessed and without regard to when such taxes are payable. The obligation of Tenant to pay for supplemental taxes shall survive the expiration or earlier termination of the Lease. In no event shall Tenant or any Tenant Party (as defined in Section 12.1) be entitled to file any property tax assessment appeal. Nothing contained in this Lease shall require Tenant to pay any franchise, corporate, estate or inheritance tax of Landlord, or any income, profits or revenue tax or charge upon the net income of Landlord from all sources. Real Property Taxes for partial years, if any, falling within the Term shall be prorated. Tenant's obligations for Real Property Taxes for the last full and/or partial year(s) of the Term shall survive the expiration or early termination of the Lease.

      5.3 Personal Property Taxes. Prior to delinquency, Tenant shall pay all taxes and assessments levied upon trade fixtures, alterations, additions, improvements, inventories and other personal property located and/or installed on the Premises by Tenant; and Tenant shall provide Landlord copies of receipts for payment of all such taxes and assessments. To the extent any such taxes are not separately assessed or billed to Tenant, Tenant shall pay the amount thereof as invoiced by Landlord.

6.    OPERATING EXPENSES.

      6.1 Increase in Operating Expenses. Tenant shall pay to Landlord Tenant's Share of the Increase in Operating Expenses. The "Increase in Operating Expenses" is the increase in Operating Expenses in any calendar year over the Operating Expenses in the Base Year.

      6.2 Definition of Operating Expenses. "Operating Expenses" means the total costs and expenses incurred by Landlord in the ownership, operation, maintenance, repair and management of the Project, the Common Area and the Building, including, but not limited to, (a) repairs to and maintenance of the roof (and roof membrane), skylights and exterior walls of the Building; (b) repair, maintenance, utility costs and landscaping of the Common Area, including, but not limited to, any and all costs of cleaning, maintenance, repair and replacement of all parking areas (including sweeping, striping and slurry coating), common driveways, outdoor lighting, walkways, landscaping, and other costs which are allocable to the Project or the real property of which the Premises are a part including any costs under the terms of any CC&Rs affecting the real property or the Project; (c) the costs and premiums relating to the insurance maintained by Landlord with respect to the Project, including, without limitation, Landlord's cost of any self-insurance deductible or retention (provided that in no event shall Operating Expenses include the extent of any self-insurance deductible or retention in excess of $100,000 per casualty event); (d) service and maintenance contracts for, and the repair and replacement of, the heating, ventilation and air-conditioning (HVAC) systems and elevators, if any, and maintenance, repair, replacement, monitoring and operation of the fire/life safety system, (e) service and maintenance contracts for security, cleaning, janitorial and landscaping services; (f) trash collection (g) all wage and labor costs, including fringe benefits, applicable to persons engaged in the operation, maintenance and repair of the Project as Landlord's agents or as independent contractors; (h) capital improvements made to or capital assets acquired for the Project after the Commencement Date that are intended to reduce Operating Expenses or are reasonably necessary for the health and safety of the occupants of the Project or are required under any Applicable Law, which capital costs, or an allocable portion thereof, shall be amortized over the period determined by Landlord, together with interest on the unamortized balance at the Applicable Interest Rate; and (i) any other costs incurred by Landlord related to the Project as a whole. Operating Expenses shall also include an administrative fee to Landlord for accounting and project management services relating to the Project in an amount equal to ten percent (10%) of the sum of Operating Expenses. Operating Expenses shall also include all costs and fees incurred by Landlord in connection with the management of this Lease and the Premises including the cost of those services which are customarily performed by a property management services company, whether performed internally or through an outside management company. Operating Expenses shall not include (i) replacement of or structural repairs to the roof, foundation or the exterior walls; (ii) repairs to the extent covered by insurance proceeds, or paid by Tenant or other third parties; or (iii) alterations solely attributable to tenants of the Project other than Tenant.

7.    ESTIMATED EXPENSES.

      7.1 Payment. "Estimated Expenses" for any particular year shall mean Landlord's estimate of increases in Operating Expenses and Real Property Taxes (the actual increases are collectively referred to herein as "Increases") for a calendar year. On or about the last month of each calendar year, or as soon thereafter as practicable, Landlord shall give Tenant notice of the Estimated Expenses for the next calendar year. Tenant shall pay Tenant's Share of the Estimated Expenses with installments of Base Rent in monthly installments of one-twelfth (1/12th) thereof on the first day of each calendar month during such calendar year. If at any time Landlord determines that Operating Expenses and Real Property Taxes are projected to vary from the then Estimated Expenses, Landlord may, by notice to Tenant, revise such Estimated Expenses, and Tenant's monthly installments for the remainder of such year shall be adjusted so that by the end of such calendar year Tenant has paid to Landlord Tenant's Share of the revised Estimated Expenses for such year. If during any calendar year the Building is not at least 95% occupied, Operating Expenses for such year shall be calculated based on a 95% occupancy rate for the Building.

      7.2 Adjustment. "Operating Expenses and Real Property Taxes Adjustment" (or "Adjustment") shall mean the difference between Tenant's Share of Estimated Expenses and Tenant's Share of Increases for any calendar year. After the end of each calendar year, Landlord shall deliver to Tenant a statement of Tenant's Share of Increases for such calendar year, accompanied by a computation of the Adjustment. If Tenant's payments of the Estimated Expenses are less than Tenant's Share of Increases, then Tenant shall pay the difference within twenty
(20) days after receipt of such statement. Tenant's obligation to pay such amount shall survive the expiration or termination of this Lease. If Tenant's payments of the Estimated Expenses exceed Tenant's Share of Increases, then (provided that Tenant is not in default), Landlord shall credit such excess amount to future installments of Tenant's Share of Increases for the next calendar year. If Tenant is in default, Landlord may, but shall not be required to, credit such amount to Rent arrearages.

8.    INSURANCE.

      8.1 Landlord. Landlord shall maintain insurance through individual or blanket policies insuring the Building against fire and extended coverage (including, if Landlord elects, "all risk" coverage, earthquake/volcanic action, flood and/or surface water insurance) for the full replacement cost of the Building, with deductibles and the form and endorsements of such coverage as selected by Landlord, together with rental abatement insurance against loss of Rent in an amount equal to the amount of Rent for a period of at least twelve
(12) months commencing on the date of loss. Landlord may also carry such other insurance as Landlord may deem prudent or advisable, including, without limitation, liability insurance in such amounts and on such terms as Landlord shall determine.

      8.2 Tenant. Tenant shall, at Tenant's expense, obtain and keep in force at all times the following insurance:

            8.2.1 Commercial General Liability Insurance (Occurrence Form). A policy of commercial general liability insurance (occurrence form), having a combined single limit of not less than One Million Dollars ($1,000,000) per occurrence and Two Million Dollars ($2,000,000) aggregate per location if Tenant has multiple locations, providing coverage for, among other things, blanket contractual liability, premises, products/completed operations with an "Additional Insured-Managers or Lessors of Premises Endorsement" and containing the "Amendment of the Pollution Exclusion Endorsement" for damage caused by heat, smoke or fumes from a hostile fire, and personal and advertising injury coverage, with deletion of (a) the exclusion for operations within fifty (50) feet of a railroad track (railroad protective liability), if applicable, and (b) the exclusion for explosion, collapse or underground hazard, if applicable, and, if necessary, Tenant shall provide for restoration of the aggregate limit and provided that the policy shall not contain any intra-insured exclusions as between insured persons or organizations, but shall include coverage for liability assumed under this Lease as an "insured contract" for the performance of Tenant's indemnity obligations under this Lease;

            8.2.2 Automobile Liability Insurance. Comprehensive automobile liability insurance having a combined single limit of not less than One Million Dollars ($1,000,000) per occurrence and insuring Tenant against liability for claims arising out of ownership, maintenance, or use of any owned, hired or non-owned automobiles;

            8.2.3 Workers' Compensation and Employer's Liability Insurance. Workers' compensation insurance having limits not less than those required by state statute and federal statute, if applicable, and covering all persons employed by Tenant in the conduct of its operations on the Premises (including the all states endorsement and, if applicable, the volunteers endorsement), together with employer's liability insurance coverage in the amount of at least One Million Dollars ($1,000,000); and

            8.2.4 Property Insurance. "All risk" property insurance including boiler and machinery comprehensive form, if applicable, covering damage to or loss of any of Tenant's personal property, fixtures, equipment and alterations, including electronic data processing equipment (collectively "Tenant's Property") (and coverage for the full replacement cost thereof including business interruption of Tenant), together with, if the property of Tenant's invitee is to be kept in the Premises, warehouser's legal liability or bailee customers insurance for the full replacement cost of the property belonging to invitee and located in the Premises.

            8.2.5 Business Interruption. Tenant shall obtain and maintain loss of income and extra expense insurance in amounts as will reimburse Tenant for direct or indirect loss of earnings for a period of not less than six (6) months attributable to all peril commonly insured against by prudent lessees in the business of Tenant or attributable to prevention of access to the Premises as a result of such perils.

      8.3 General.

            8.3.1 Insurance Companies. Insurance required to be maintained by Tenant shall be written by companies licensed to do business in the state in which the Premises are located and having a "General Policyholders Rating" of at least A 8 (or such higher rating as may be required by a lender having a lien on the Premises) as set forth in the most current issue of "Best's Insurance Guide."

            8.3.2 Certificates of Insurance. Tenant shall deliver to Landlord certificates of insurance for all insurance required to be maintained by Tenant in the form of Exhibit D, attached hereto and additional insured endorsements on ISO Form CG 20 10 11 85 or equivalent (or in such other form as may be acceptable to Landlord in its sole discretion), no later than seven (7) days prior to the date of possession of the Premises. Tenant shall, at least ten (10) days prior to expiration of the policy, furnish Landlord with certificates of renewal or "binders" thereof. Each certificate shall expressly provide that such policies shall not be cancelable or otherwise subject to modification except after thirty (30) days prior written notice to the parties named as additional insureds in this Lease (except in the case of cancellation for nonpayment of premium in which case cancellation shall not take effect until at least (10) days' notice has been given to Landlord) and provided that no such modification shall result in Tenant's failure to comply with the insurance requirements specified in this Lease. If Tenant fails to maintain any insurance required in this Lease, Tenant shall be liable for all losses and costs suffered or incurred by Landlord (including litigation costs and attorneys' fees and expenses) resulting from said failure.

            8.3.3 Additional Insureds. Landlord, Landlord's lender, if any, and any property management company of Landlord for the Premises shall be named as additional insureds on a form approved by Landlord under all of the policies required by Section 8.2.1. The policies required under Section 8.2.1 shall provide for severability of interest.

            8.3.4 Primary Coverage. All insurance to be maintained by Tenant shall, except for workers' compensation and employer's liability insurance, be primary, without right of contribution from insurance of Landlord. Any umbrella liability policy or excess liability policy (which shall be in "following form") shall provide that if the underlying aggregate is exhausted, the excess coverage will drop down as primary insurance. The limits of insurance maintained by Tenant shall not limit Tenant's liability under this Lease.

            8.3.5 Waiver of Subrogation. Tenant waives any right to recover against Landlord for claims for damages to Tenant's Property whether or not covered by insurance. This provision is intended to waive fully, and for the benefit of Landlord, any rights and/or claims which might give rise to a right of subrogation in favor of any insurance carrier. The coverage obtained by Tenant pursuant to this Lease shall include, without limitation, a waiver of subrogation endorsement attached to the certificate of insurance.

            8.3.6 Notification of Incidents. Tenant shall notify Landlord within twenty-four (24) hours after the occurrence of any accidents or incidents in the Premises, the Building, Common Areas or the Project which could give rise to a claim under any of the insurance policies required under this Section 8.

      8.4 Indemnity. Tenant shall indemnify, protect, defend (by counsel acceptable to Landlord) and hold harmless Landlord and Landlord's affiliated entities, and each of their respective members, managers, partners, directors, officers, employees, shareholders, lenders, agents, contractors, successors and assigns from and against any and all claims, judgments, causes of action, damages, penalties, costs, liabilities, and expenses, including all costs, attorneys' fees, expenses and liabilities incurred in the defense of any such claim or any action or proceeding brought thereon, arising at any time during or after the Term as a result (directly or indirectly) of or in connection with (a) any default in the performance of any obligation on Tenant's part to be performed under the terms of this Lease, or (b) Tenant's use of the Premises, the conduct of Tenant's business or any activity, work or things done, permitted or suffered by Tenant or any Tenant Party in or about the Premises, the Building, the Common Area or other portions of the Project, except for claims caused solely by Landlord's gross negligence or willful misconduct. The foregoing indemnity obligation shall include, without limitation, any claim by any Tenant Party for any injury or illness caused or alleged to be caused in whole or in part by any furniture, carpeting, draperies, stoves or any other materials on the Premises. The obligations of Tenant under this Section 8.4 shall survive the termination of this Lease with respect to any claims or liability arising prior to such termination.

      8.5 Exemption of Landlord from Liability. Tenant, as a material part of the consideration to Landlord, hereby assumes all risk of damage to property including, but not limited to, Tenant's fixtures, equipment, furniture and alterations, or illness or injury to persons in, upon or about the Premises, the Building, the Common Area or other portions of the Project arising from any cause, and Tenant hereby expressly releases Landlord and waives all claims in respect thereof against Landlord, excepting only such claims are caused solely by Landlord's gross negligence or willful misconduct. Tenant hereby agrees that Landlord shall not be liable for injury to Tenant's business or any loss of income therefrom or for damage to the property of Tenant, or injury to or illness or death of Tenant or any Tenant Party, or any other person in or about the Premises, the Building, the Common Area or the Project, whether such damage, illness or injury is caused by fire, steam, electricity, gas, water or rain, or from the breakage, leakage or other defects of sprinklers, wires, appliances, plumbing, ventilation, air conditioning or lighting fixtures, or from any other cause, and whether said damage, illness or injury results from conditions arising upon the Premises, upon other portions of the Building or from other sources or places, and regardless of whether the cause of such damage, illness or injury or the means of repairing the same is inaccessible to Tenant, excepting only damage, illness or injury caused solely by Landlord's gross negligence or willful misconduct. Landlord shall not be liable for any damages arising from any act or neglect of any contractor or other tenant, if any, of the Building or the Project or Landlord's failure to enforce the terms of any agreements with parties other than Tenant.

9.    REPAIRS AND MAINTENANCE.

      9.1 Tenant. Tenant, at Tenant's sole cost and expense, shall keep and maintain the Premises, including without limitation all floors and floor coverings, walls, drywall and wall coverings, doors, windows, ceilings, lighting systems, carpet and window coverings, interior plumbing, electrical wiring, fixtures and equipment in good repair and in a clean and safe condition, and repair and/or replace any and all of the foregoing in a good and workmanlike manner. Without limiting the foregoing, Tenant shall, at Tenant's sole expense, be responsible for repairing any area damaged by Tenant, Tenant's agents, employees, invitees and visitors. All repairs and replacements by Tenant shall be made and performed: (a) at Tenant's cost and expense and at such time and in such manner as Landlord may designate, (b) by contractors or mechanics approved by Landlord, (c) so that same shall be at least equal in quality, value and utility to the original work or installation, (d) in a manner and using equipment and materials that will not interfere with or impair the operations, use or occupation of the Building or any of the mechanical, electrical, plumbing or other systems in the Building or the Project, and (e) in accordance with the Rules and Regulations and all Applicable Laws (as defined in Section 11). In the event Tenant fails, in the reasonable judgment of Landlord, to maintain the Premises in accordance with the obligations under the Lease, which failure continues at the end of ten (10) days following Tenant's receipt of written notice from Landlord stating the nature of the failure, Landlord shall have the right to enter the Premises and perform such maintenance, repairs or refurbishing at Tenant's sole cost and expense (including a sum for overhead to Landlord equal to ten percent (10%) of the cost of the maintenance, repairs or refurbishing). Tenant shall maintain written records of maintenance and repairs, as required by any Applicable Law, and shall use certified technicians to perform such maintenance and repairs, as so required. Tenant shall deliver full and complete copies of all service or maintenance contracts entered into by Tenant for the Premises to Landlord within one hundred twenty (120) days after the Commencement Date.

      9.2 Landlord. Landlord shall, subject to the following limitations, repair damage to structural portions of the roof, foundation and load-bearing portions of walls (excluding drywall, wall coverings, painting and doors) of the Building and the base Building utility and mechanical systems serving the Premises; provided, if such damage is caused by an act or omission of Tenant, or any Tenant Party, then such repairs shall be at Tenant's sole expense. Landlord shall not be required to make any repair resulting from (i) any alteration or modification to the Building or to mechanical equipment within the Building performed by, for or because of Tenant or to special equipment or systems installed by, for or because of Tenant, (ii) the installation, use or operation of Tenant's property, fixtures and equipment, (iii) the moving of Tenant's property in or out of the Building or in and about the Premises, (iv) Tenant's use or occupancy of the Premises in violation of Section 11 of this Lease or in a manner not contemplated by the parties at the time of the execution of this Lease, (v) the acts or omissions of Tenant or any Tenant Party, (vi) fire and other casualty, except as provided by Section 13 of this Lease or (vii) condemnation, except as provided in Section 14 of this Lease. Landlord shall have no obligation to make repairs under this Section 9.2 until a reasonable time after receipt of written notice from Tenant of the need for such repairs. There shall be no abatement of Rent during the performance of such work. Except for the initial improvements provided for in the Work Letter, Landlord shall have no obligation during the Term of this Lease to remodel, repair, improve, decorate or paint any part of the Premises or to clean, repair or replace carpeting or window coverings, except for normal vacuuming of the carpet as part of the janitorial services provided herein. Landlord shall not be liable to Tenant for injury or damage that may result from any defect in the construction or condition of the Premises, nor for any damage that may result from interruption of Tenant's use of the Premises during any repairs by Landlord. Tenant waives any right to repair the Premises, the Building and/or the Common Area at the expense of Landlord under any Applicable Laws including without limitation Sections 1941 and 1942 of the California Civil Code.

10.   ALTERATIONS.

      10.1 Trade Fixtures: Alterations. Tenant may install necessary trade fixtures, equipment and furniture in the Premises, provided that such items are installed and are removable without structural or material damage to the Premises, the Building, the Common Area or the Project. Tenant shall not construct, nor allow to be constructed, any alterations or physical additions in, about or to the Premises without obtaining the prior written consent of Landlord, which may be given or withheld in Landlord's sole discretion, and which consent may be conditioned upon, among other things, Tenant's compliance with Landlord's reasonable requirements regarding construction of improvements and alterations. Tenant shall submit plans and specifications to Landlord with Tenant's request for approval and shall reimburse Landlord for all costs which Landlord may incur in connection with granting approval to Tenant for any such alterations and additions, including any costs or expenses which Landlord may incur in electing to have outside architects and engineers review said matters. If Landlord shall consent to Tenant's request for approval, it shall have the right, but not the obligation, to construct the relevant improvements or alterations, in which case Tenant shall promptly reimburse Landlord for its expenses in connection therewith (including hard and soft costs) plus an administrative fee equal to fifteen percent (15%) of such expenses. If Landlord does not respond to a written request from Tenant within ten (10) business days, then Landlord shall be deemed to disapprove such request. In the event Tenant makes any alterations or improvements to the Premises that trigger or give rise to a requirement that the Building, the Premises, the Common Area or the Project come into compliance with any governmental laws, ordinances, statutes, orders and/or regulations (such as Americans with Disabilities Act requirements), Tenant shall be fully responsible for complying, at its sole cost and expense, with same. Tenant shall file a notice of completion after completion of any alterations or improvements constructed pursuant to this Section 10.1 and provide Landlord with a copy thereof. Tenant shall provide Landlord with a set of "as-built" drawings for any alterations or improvements constructed pursuant to this Section 10.1.

      10.2 Damage; Removal. Tenant shall repair all damage to the Premises, the Building, the Common Area or the Project caused by the installation or removal of Tenant's fixtures, equipment, furniture and alterations. Upon the termination of this Lease, Tenant shall remove any or all trade fixtures, alterations, additions, improvements and partitions made or installed by Tenant and restore the Premises to its condition existing prior to the construction of any such items; provided, however, Landlord has the absolute right to require Tenant to have all or any portion of such items (but not including Tenant's personal property and moveable trade fixtures, including any Tenant-provided (i) HVAC units in the "server/computer" room of the Premises and (ii) telcom switches) designated by Landlord to remain on the Premises, in which event they shall be and become the property of Landlord upon the termination of this Lease. All such removals and restoration shall be accomplished in a good and workmanlike manner and so as not to cause any damage to the Premises, the Building, the Common Area or the Project whatsoever.

      10.3 Liens. Tenant shall promptly pay and discharge all claims for labor performed, supplies furnished and services rendered at the request of Tenant and shall keep the Premises free of all mechanics' and materialmen's liens in connection therewith. Tenant shall provide at least ten (10) days prior written notice to Landlord before any labor is performed, supplies furnished or services rendered on or at the Premises and Landlord shall have the right to post on the Premises notices of non-responsibility. If any lien is filed, Tenant shall cause such lien to be released and removed within ten (10) days after the date of filing, and if Tenant fails to do so, Landlord may take such action as may be necessary to remove such lien and Tenant shall pay Landlord such amounts expended by Landlord together with interest thereon at the Applicable Interest Rate from the date of expenditure.

11. USE. The Premises shall be used only for the Permitted Uses set forth in the Basic Lease Information and for no other uses. Tenant's use of the Premises shall be in compliance with and subject to all applicable laws, statutes, codes, ordinances, orders, rules, regulations, conditions of approval and requirements of all federal, state, county, municipal and governmental authorities and all administrative or judicial orders or decrees and all permits, licenses, approvals and other entitlements issued by governmental entities, and rules of common law, relating to or affecting the

Project, the Premises or the Building or the use or operation thereof, whether now existing or hereafter enacted, including, without limitation, the Americans with Disabilities Act of 1990, 42 USC 12111 et seq. (the "ADA") as the same may be amended from time to time, all Environmental Laws (as defined in Section 12.1), and any CC&Rs or any supplement thereto recorded in any official or public records with respect to the Project or any portion thereof (collectively, "Applicable Laws"). Tenant shall be responsible for obtaining any permit, business license, certificate of occupancy, or other permits or licenses required by any governmental agency permitting Tenant's use or occupancy of the Premises. Tenant shall comply with the rules and regulations attached hereto as Exhibit E, together with such additional reasonable rules and regulations as Landlord may from time to time prescribe. Tenant shall not commit waste, overload the floors or structure of the Building, subject the Premises, the Building, the Common Area or the Project to any use which would damage the same or increase the risk of loss or violate any insurance coverage, permit any unreasonable odors, smoke, dust, gas, substances, noise or vibrations to emanate from the Premises, take any action which would constitute a nuisance or would disturb, obstruct or endanger any other tenants, take any action which would abrogate any warranties, or use or allow the Premises to be used for any unlawful purpose. Tenant shall have the right, free of separate charge therefor, in common with other tenants of Landlord to use the parking facilities of the Project. Tenant agrees not to overburden the parking facilities and agrees to cooperate with Landlord and other tenants in the use of parking facilities. Landlord shall not be responsible for non-compliance by any other tenant or occupant of the Project with, or Landlord's failure to enforce, any of the rules or regulations or CC&Rs or any other terns or provisions of such tenant's or occupant's lease. Tenant shall promptly comply with the reasonable requirements of any board of fire insurance underwriters or other similar body now or hereafter constituted. Tenant shall not do any act which shall in any way encumber the title of Landlord in and to the Premises, the Building or the Project.

12.   ENVIRONMENTAL MATTERS.

      12.1 Hazardous Materials. Tenant shall not cause nor permit, nor allow any of Tenant's employees, agents, customers, visitors, invitees, licensees, contractors, assignees or subtenants (individually, a "Tenant Party" and collectively, "Tenant's Parties") to cause or permit, any Hazardous Materials to be brought upon, stored, manufactured, generated, blended, handled, recycled, treated, disposed or used on, under or about the Premises, the Building, the Common Area or the Project, except for routine office and janitorial supplies in usual and customary quantities stored, used and disposed of in accordance with all applicable Environmental Laws. As used herein, "Hazardous Materials" means any chemical, substance, material, controlled substance, object, condition, waste, living organism or combination thereof, whether solid, semi solid, liquid or gaseous, which is or may be hazardous to human health or safety or to the environment due to its radioactivity, ignitability, corrosivity, reactivity, explosivity, toxicity, carcinogenicity, mutagenicity, phytotoxicity, infectiousness or other harmful or potentially harmful properties or effects, including, without limitation, tobacco smoke, petroleum and petroleum products, asbestos, radon, polychlorinated biphenyls (PCBs), refrigerants (including those substances defined in the Environmental Protection Agency's "Refrigerant Recycling Rule," as amended from time to time) and all of those chemicals, substances, materials, controlled substances, objects, conditions, wastes, living organisms or combinations thereof which are now or become in the future listed, defined or regulated in any manner by any Environmental Law based upon, directly or indirectly, such properties or effects. As used herein, "Environmental Laws" means any and all federal, state or local environmental, health and/or safety-related laws, regulations, standards, decisions of courts, ordinances, rules, codes, orders, decrees, directives, guidelines, permits or permit conditions, currently existing and as amended, enacted, issued or adopted in the future which are or become applicable to Tenant, the Premises, the Building, the Common Area or the Project. Tenant and Tenant's Parties shall comply with all Environmental Laws and promptly notify Landlord in writing of the violation of any Environmental Law or presence of any Hazardous Materials, other than office and janitorial supplies as permitted above, on the Premises. Landlord shall have the right to enter upon and inspect the Premises and to conduct tests, monitoring and investigations. If such tests indicate the presence of any environmental condition caused or exacerbated by Tenant or any Tenant Party or arising during Tenant's or any Tenant Party's occupancy, Tenant shall reimburse Landlord for the cost of conducting such tests. The phrase "environmental condition" shall mean any adverse condition relating to any Hazardous Materials or the environment, including surface water, groundwater, drinking water supply, land, surface or subsurface strata or the ambient air and includes air, land and water pollutants, noise, vibration, light and odors. In the event of any such environmental condition, Tenant shall promptly take any and all steps necessary to rectify the same to the satisfaction of the applicable agencies and Landlord, or shall, at Landlord's election, reimburse Landlord, upon demand, for the cost to Landlord of performing rectifying work. The reimbursement shall be paid to Landlord in advance of Landlord's performing such work, based upon Landlord's reasonable estimate of the cost thereof; and upon completion of such work by Landlord, Tenant shall pay to Landlord any shortfall within thirty (30) days after Landlord bills Tenant therefore or Landlord shall within thirty (30) days refund to Tenant any excess deposit, as the case may be.

      12.2 Indemnification. Tenant shall indemnify, protect, defend (by counsel acceptable to Landlord) and hold harmless Landlord and Landlord's affiliated entities, and each of their respective members, managers, partners, directors, officers, employees, shareholders, lenders, agents, contractors, along with the successors and assigns of the foregoing, (individually and collectively, "Indemnitees") from and against any and all claims, judgments, causes of action, damages, penalties, fines, taxes, costs, liabilities, losses and expenses arising at any time during or after the Term as a result (directly or indirectly) of or in connection with (a) Tenant and/or any Tenant Party's breach of this Section 12, or (b) the presence of Hazardous Materials on, under or about the Premises or other property as a result (directly or indirectly) of Tenant's and/or any Tenant Party's activities, or failure to act, in connection with the Premises. This indemnity shall include, without limitation, the cost of any required or necessary repair, cleanup or detoxification, and the preparation and implementation of any closure, monitoring or other required plans, whether such action is required or necessary prior to or following the termination of this Lease. Neither the written consent by Landlord to the presence of Hazardous Materials on, under or about the Premises, nor the strict compliance by Tenant with all Environmental Laws, shall excuse Tenant from Tenant's obligation of indemnification pursuant hereto. Tenant's obligations pursuant to the foregoing indemnity shall survive the expiration or termination of this Lease.

13.   DAMAGE AND DESTRUCTION.

      13.1 Casualty. If the Premises or Building should be damaged or destroyed by fire or other casualty, Tenant shall give immediate written notice to Landlord. Within thirty (30) days after receipt from Tenant of such written notice, Landlord shall notify Tenant whether the necessary repairs can reasonably be made: (a) within ninety (90) days; (b) in more than ninety (90) days but in less than one hundred eighty (180) days; or (c) in more than one hundred eighty (180) days, in each case after the date of the issuance of permits for the necessary repair or reconstruction of the portion of the Building or Premises which was damaged or destroyed.

            13.1.1 Less Than 90 Days. If the Premises or Building should be damaged only to such extent that rebuilding or repairs can reasonably be completed within ninety (90) days after the issuance of permits for the necessary repair or reconstruction of the portion of the Building or Premises which was damaged or destroyed, this Lease shall not terminate and, provided that insurance proceeds are available to fully repair the damage, Landlord shall repair the Premises, except that Landlord shall not be required to rebuild, repair or replace Tenant's Property which may have been placed in, on or about the Premises by or for the benefit of Tenant. If Tenant is required to vacate all or a portion of the Premises during Landlord's repair thereof, the Base Rent payable hereunder shall be abated proportionately on the basis of the size of the area of the Premises that is damaged i.e., the number of square feet of floor area of the Premises that is damaged compared to the total square footage of the floor area of the Premises) from the date Tenant vacates all or a portion of the Premises that was damaged only to the extent rental abatement insurance proceeds are received by Landlord and only during the period the Premises are unfit for occupancy.

            13.1.2 Greater Than 90 Days. If the Premises or Building should be damaged only to such extent that rebuilding or repairs can reasonably be completed in more than ninety (90) days but in less than one hundred eighty
(180) days after the issuance of permits for the necessary repair or reconstruction of the portion of the Building or Premises which was damaged or destroyed, then Landlord shall have the option of (a) terminating the Lease effective upon the occurrence of such damage, in which event the Base Rent shall be abated from the date Tenant vacates the Premises; or (b) electing to repair the Premises, provided insurance proceeds are available to fully repair the damage (except that Landlord shall not be required to rebuild, repair or replace Tenant's Property). If Tenant is required to vacate all or a portion of the Premises during Landlord's repair thereof, the Base Rent payable hereunder shall be abated proportionately on the basis of the size of the area of the Premises that is damaged i.e. the number of square feet of floor area of the Premises that is damaged compared to the total square footage of the floor area of the Premises) from the date Tenant vacates all or a portion of the Premises that was damaged only to the extent rental abatement insurance proceeds are received by Landlord and only during the period the Premises are unfit for occupancy. In the event that Landlord should fail to substantially complete such repairs within one hundred eighty (180) days after the issuance of permits for the necessary repair or reconstruction of the portion of the Building or Premises which was damaged or destroyed (such period to be extended for delays caused by Tenant or because of any items of Force Majeure, as hereinafter defined), and Tenant has not reoccupied the Premises, Tenant shall have the right, as Tenant's exclusive remedy, within ten (10) days after the expiration of such one hundred eighty
(180) day period, and provided that such repairs have not been substantially completed within such ten (10) day period, to terminate this Lease by delivering written notice to Landlord as Tenant's exclusive remedy, whereupon all rights hereunder shall cease and terminate thirty (30) days after Landlord's receipt of such notice.

            13.1.3 Greater Than 180 Days. If the Premises or Building should be so damaged that rebuilding or repairs cannot be completed within one hundred eighty (180) days after the issuance of permits for the necessary repair or reconstruction of the portion of the Building or Premises which was damaged or destroyed, either Landlord or Tenant may terminate this Lease by giving written notice within ten (10) days after notice from Landlord specifying such time period of repair; and this Lease shall terminate and the Rent shall be abated from the date Tenant vacates the Premises. In the event that neither party elects to terminate this Lease, Landlord shall promptly commence and diligently prosecute to completion the repairs to the Building or Premises, provided insurance proceeds are available to repair the damage (except that Landlord shall not be required to rebuild, repair or replace Tenant's Property. If Tenant is required to vacate all or a portion of the Premises during Landlord's repair thereof, the Base Rent payable hereunder shall be abated proportionately on the basis of the size of the area of the Premises that is damaged (i.e. the number of square feet of floor area of the Premises that is damaged compared to the total square footage of the floor area of the Premises), from the date Tenant vacates all or a portion of the Premises that was damaged only to the extent rental abatement insurance proceeds are received by Landlord and only during the period that the Premises are unfit for occupancy.

            13.1.4 Casualty During the Last Year of the Lease Term. Notwithstanding any other provisions hereof, if the Premises or the Building shall be damaged within the last year of the Lease Term, and if the cost to repair or reconstruct the portion of the Building or the Premises which was damaged or destroyed shall exceed $50,000, then, irrespective of the time necessary to complete such repair or reconstruction, Landlord shall have the right, in its sole discretion, to terminate the Lease effective upon the occurrence of such damage, in which event the Rent shall be abated from the date Tenant vacates the Premises. The foregoing right shall be in addition to any other right and option of Landlord under this Section 13.

      13.2 Tenant's Fault. If the Premises or any portion of the Building is damaged resulting from the negligence or breach of this Lease by Tenant or any of Tenant's Parties, Rent shall not be reduced during the repair of such damage and Tenant shall be liable to Landlord for the cost of the repair caused thereby to the extent such cost is not covered by insurance proceeds received by Landlord.

      13.3 Uninsured Casualty. Tenant shall be responsible for and shall pay to Landlord Tenant's Share of any deductible or retention amount payable under the property insurance for the Building (provided that in no event shall Tenant be responsible for the extent of any deductible or retention amount in excess of $100,000 per casualty event). In the event that the Premises or any portion of the Building is damaged to the extent Tenant is unable to use the Premises and such damage is not covered by insurance proceeds received by Landlord or in the event that the holder of any indebtedness secured by the Premises requires that the insurance proceeds be applied to such indebtedness, then Landlord shall have the right at Landlord's option either (i) to repair such damage as soon as reasonably possible at Landlord's expense, or (ii) to give written notice to Tenant within thirty (30) days after the date of the occurrence of such damage of Landlord's intention to terminate this Lease as of the date of the occurrence of such damage. In the event Landlord elects to terminate this Lease, Tenant shall have the right within ten (10) days after receipt of such notice to give written notice to Landlord of Tenant's commitment to pay the cost of repair of such damage, in which event this Lease shall continue in full force and effect, and Landlord shall make such repairs as soon as reasonably possible subject to the following conditions: Tenant shall deposit with Landlord Landlord's estimated cost of such repairs not later than ten (10) days prior to Landlord's commencement of the repair work. If the cost of such repairs exceeds the amount deposited, Tenant shall reimburse Landlord for such excess cost within fifteen
(15) days after receipt of an invoice from Landlord. Any amount deposited by Tenant in excess of the cost of such repairs shall be refunded within thirty
(30) days of Landlord's final payment to Landlord's contractor. If Tenant does not give such notice within the ten (10) day period, or fails to make such deposit as required, this Lease shall terminate automatically as of the date of the occurrence of the damage.

      13.4 Waiver. With respect to any damage or destruction which Landlord is obligated to repair or may elect to repair, Tenant waives all rights to terminate this Lease pursuant to rights otherwise presently or hereafter accorded by law, including without limitation any rights granted under Section 1932, subdivision 2, and Section 1933, of the California Civil Code.

14.   EMINENT DOMAIN.

      14.1 Total Condemnation. If all of the Premises is condemned by eminent domain, inversely condemned or sold under threat of condemnation for any public or quasi-public use or purpose ("Condemned"), this Lease shall terminate as of the earlier of the date the condemning authority takes title to or possession of the Premises, and Rent shall be adjusted to the date of termination.

      14.2 Partial Condemnation. If any portion of the Premises or the Building is Condemned and such partial condemnation materially impairs Tenant's ability to use the Premises for Tenant's business as reasonably determined by Landlord, Landlord shall have the option of either (i) relocating Tenant to comparable space within the Project or (ii) terminating this Lease as of the earlier of the date title vests in the condemning authority or as of the date an order of immediate possession is issued and Rent shall be adjusted to the date of termination. If such partial condemnation does not materially impair Tenant's ability to use the Premises for the business of Tenant, Landlord shall promptly restore the Premises to the extent of any condemnation proceeds recovered by Landlord, excluding the portion thereof lost in such condemnation, and this Lease shall continue in full force and effect except that after the date of such title vesting or order of immediate possession Rent shall be adjusted as reasonably determined by Landlord.

      14.3 Award. If the Premises are wholly or partially Condemned, Landlord shall be entitled to the entire award paid for such condemnation, and Tenant waives any claim to any part of the award from Landlord or the condemning authority; provided, however, Tenant shall have the right to recover from the condemning authority such compensation as may be separately awarded to Tenant in connection with costs in removing Tenant's merchandise, furniture, fixtures, leasehold improvements and equipment to a new location. No condemnation of any kind shall be construed to constitute an actual or constructive eviction of Tenant or a breach of any express or implied covenant of quiet enjoyment. Tenant hereby waives the effect of Sections 1265.120 and 1265.130 of the California Code of Civil Procedure.

      14.4 Temporary Condemnation. In the event of a temporary condemnation not extending beyond the Term this Lease shall remain in effect, Tenant shall continue to pay Rent and Tenant shall receive any award made for such condemnation except damages to any of Landlord's property. If a temporary condemnation is for a period which extends beyond the Term, this Lease shall terminate as of the date of initial occupancy by the condemning authority and any such award shall be distributed in accordance with the preceding section. If a temporary condemnation remains in effect at the expiration or earlier termination of this Lease, Tenant shall pay Landlord the reasonable cost of performing any obligations required of Tenant with respect to the surrender of the Premises.

15.   DEFAULT.

      15.1 Events of Defaults. The occurrence of any of the following events shall, at Landlord's option, constitute an "Event of Default":

            15.1.1 Vacation or abandonment of the Premises for a period of thirty (30) consecutive days;

            15.1.2 Failure to pay Rent on the date when due and the failure continuing for a period of five (5) days after such payment is due;

            15.1.3 Failure to perform Tenant's covenants and obligations hereunder (except default in the payment of Rent) where such failure continues for a period of thirty (30) days after written notice from Landlord; provided, however, if the nature of the default is such that more than thirty (30) days are reasonably required for its cure, Tenant shall not be deemed to be in default if Tenant commences the cure within ten (10) days after written notice from Landlord and continuously prosecutes such cure to completion;

            15.1.4 The making of a general assignment by Tenant for the benefit of creditors; the filing of a voluntary petition by Tenant or the filing of an involuntary petition by any of Tenant's creditors seeking the rehabilitation, liquidation or reorganization of Tenant under any law relating to bankruptcy, insolvency or other relief of debtors and, in the case of an involuntary action, the failure to remove or discharge the same within sixty (60) days of such filing; the appointment of a receiver or other custodian to take possession of substantially all of Tenant's assets or this leasehold; Tenant's insolvency or inability to pay Tenant's debts or failure generally to pay Tenant's debts when due; any court entering a decree or order directing the winding up or liquidation of Tenant or of substantially all of Tenant's assets; Tenant taking any action toward the dissolution or winding up of Tenant's affairs; the cessation or suspension of Tenant's use of the Premises; or the attachment, execution or other judicial seizure of substantially all of Tenant's assets or this leasehold;

            15.1.5 The making of any material misrepresentation or omission by Tenant or any successor in interest of Tenant in any materials delivered by or on behalf of Tenant to Landlord or Landlord's lender pursuant to this Lease; or

            15.1.6 The occurrence of an Event of Default set forth in Section
15.1.4 or 15.1.5 with respect to any guarantor of this Lease, if applicable.

      15.2  Remedies.


            15.2.1 Termination. In the event of the occurrence of any Event of Default, Landlord shall have the right to give a written termination notice to Tenant (which notice may be the notice given under Section 15.1 above, if applicable, and which notice shall be in lieu of any notice required by California Code of Civil Procedure Section 1161, et seq.) and, on the date specified in such notice, this Lease shall terminate unless on or before such date all arrears of Rent and all other sums payable by Tenant under this Lease and all costs and expenses incurred by or on behalf of Landlord hereunder shall have been paid by Tenant and all other Events of Default at the time existing shall have been fully remedied to the satisfaction of Landlord.

                  15.2.1.1 Repossession. Following termination, without prejudice to other remedies Landlord may have, Landlord may (i) peaceably re-enter the Premises upon voluntary surrender by Tenant or remove Tenant therefrom and any other persons occupying the Premises, using such legal proceedings as may be available; (ii) repossess the Premises or relet the Premises or any part thereof for such term (which may be for a term extending beyond the Term), at such rental and upon such other terms and conditions as Landlord in Landlord's sole discretion shall determine, with the right to make reasonable alterations and repairs to the Premises; and (iii) remove all personal property therefrom.

                  15.2.1.2 Unpaid Rent. Landlord shall have all the rights and remedies of a landlord provided by Applicable Law, including the right to recover from Tenant: (a) the worth, at the time of award, of the unpaid Rent that had been earned at the time of termination, (b) the worth, at the time of award, of the amount by which the unpaid Rent that would have been eared after the date of termination until the time of award exceeds the amount of loss of rent that Tenant proves could have been reasonably avoided, (c) the worth, at the time of award, of the amount by which the unpaid Rent for the balance of the Term after the time of award exceeds the amount of the loss of rent that Tenant proves could have been reasonably avoided, and (d) any other amount, and court costs, necessary to compensate Landlord for all detriment proximately caused by Tenant's default. The phrase "worth, at the time of award," as used in (a) and
(b) above, shall be computed at the Applicable Interest Rate, and as used in (c) above, shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

            15.2.2 Continuation. Even though an Event of Default may have occurred, this Lease shall continue in effect for so long as Landlord does not terminate Tenant's right to possession; and Landlord may enforce all of Landlord's rights and remedies under this Lease, including the remedy described in California Civil Code Section 1951.4 ("lessor" may continue the Lease in effect after "lessee's" breach and abandonment and recover Rent as it becomes due, if "lessee" has the right to sublet or assign, subject only to reasonable limitations) to recover Rent as it becomes due. Landlord, without terminating this Lease, may, during the period Tenant is in default, enter the Premises and relet the same, or any portion thereof, to third parties for Tenant's account and Tenant shall be liable to Landlord for all costs Landlord incurs in reletting the Premises, including, without limitation, brokers' commissions, expenses of remodeling the Premises and like costs. Reletting may be for a period shorter or longer than the remaining Term. Tenant shall continue to pay the Rent on the date the same is due. No act by Landlord hereunder, including acts of maintenance, preservation or efforts to lease the Premises or the appointment of a receiver upon application of Landlord to protect Landlord's interest under this Lease, shall terminate this Lease unless Landlord notifies Tenant that Landlord elects to terminate this Lease. In the event that Landlord elects to relet the Premises, the rent that Landlord receives from reletting shall be applied to the payment of, first, any indebtedness from Tenant to Landlord other than Base Rent and Tenant's Share of Increases; second, all costs, including maintenance, incurred by Landlord in reletting; and, third, Base Rent and Tenant's Share of Increases under this Lease. After deducting the payments referred to above, any sum remaining from the rental Landlord receives from reletting shall be held by Landlord and applied in payment of future Rent as Rent becomes due under this Lease. In no event, and notwithstanding anything in Section 16 to the contrary, shall Tenant be entitled to any excess rent received by Landlord. If, on the date Rent is due under this Lease, the rent received from the reletting is less than the Rent due on that date, Tenant shall pay to Landlord, in addition to the remaining Rent due, all costs, including maintenance, which Landlord incurred in reletting the Premises that remain after applying the rent received from reletting as provided hereinabove. So long as this Lease is not terminated, Landlord shall have the right to remedy any default of Tenant, to maintain or improve the Premises, to cause a receiver to be appointed to administer the Premises and new or existing subleases and to add to the Rent payable hereunder all of Landlord's reasonable costs in so doing, including without limitation attorney's fees and costs, with interest at the Applicable Interest Rate from the date of such expenditure. Landlord shall have no duty to relet the Premises so long as it has other unleased space available in the Project.

      15.3 Cumulative. Each right and remedy of Landlord provided for herein or now or hereafter existing at law, in equity, by statute or otherwise shall be cumulative and shall not preclude Landlord from exercising any other rights or remedies provided for in this Lease or now or hereafter existing at law or in equity, by statute or otherwise. No payment by Tenant of a lesser amount than the Rent nor any endorsement on any check or letter accompanying any check or payment as Rent shall be deemed an accord and satisfaction of full payment of Rent; and Landlord may accept such payment without prejudice to Landlord's right to recover the balance of such Rent or to pursue other remedies.

      16.   ASSIGNMENT AND SUBLETTING.

            16.1 Tenant may not directly or indirectly, voluntarily or by operation of law, sell, assign, encumber, pledge or otherwise transfer or hypothecate all or any part of its interest in or rights with respect to the Premises or its leasehold or subleasehold estate hereunder (collectively, "Assignment"), or permit all or any portion of the Premises to be occupied by anyone other than itself or sublet all or any portion of the Premises (collectively, "Sublease") without Landlord's prior written consent in each instance, which shall not be unreasonably withheld. Without limiting the circumstances in which it may be reasonable for Landlord to withhold its consent to an assignment or subletting, Landlord and Tenant acknowledge that it shall be reasonable for Landlord to withhold its consent in the following instances:

            (i) the proposed assignee or subtenant is a governmental agency;

            (ii) in Landlord's reasonable judgment, the use of the Premises by the proposed assignee or subtenant would involve occupancy by other than primarily general office personnel, would entail any alterations which would lessen the value of the leasehold improvements in the Premises, or would require increased services by Landlord;

            (iii) in Landlord's reasonable judgment, the financial worth of the proposed assignee or subtenant does not meet the credit standards applied by Landlord for other tenants under leases with comparable terms;

            (iv) in Landlord's reasonable judgment, the proposed assignee or subtenant does not have a good reputation as a tenant of property;

            (v) Landlord has experienced previous defaults by or is in litigation with the proposed assignee or subtenant;

            (vi) in Landlord's reasonable judgment, the Premises, or the relevant part thereof, will be used in a manner that will violate any negative covenant as to use contained in any other lease of space in the Building or Project;

            (vii) the use of the Premises by the proposed assignee or subtenant will violate any Applicable Law;

            (viii) the proposed assignment or sublease involves a party who is a tenant in the Building or Project or involves a party with whom Landlord is negotiating for other space in the Building or Project;

            (ix) the proposed assignment or sublease fails to include all of the terms and provisions required to be included therein pursuant to this Section 16;

            (x) Tenant is in default of any obligation of Tenant under this Lease, or Tenant has defaulted under this Lease on two or more occasions during the 12 months preceding the date that Tenant shall request consent; or

            (xi) in the case of a subletting of less than the entire Premises, if the subletting would result in the division of the Premises into more than two subparcels or would require access to be provided through space leased or held for lease to another tenant or improvements to be made outside of the Premises.

      16.2 If Tenant desires to enter into an Assignment of this Lease or a Sublease of the Premises or any portion thereof, it shall give written notice (herein called "Notice of Proposed Transfer") to Landlord and Landlord's mortgagee of its intention to do so, which notice shall state the terms and conditions under which Tenant is willing to enter into such proposed Assignment or Sublease.

      16.3 At any time within thirty (30) days after Landlord's receipt of the Notice of Proposed Transfer pursuant to Section 16.2, Landlord may by written notice to Tenant elect to: (a) Sublease or take an Assignment of the portion of the Premises specified in the Notice of Proposed Transfer, on the terms and conditions set forth in such notice, except as otherwise provided in Section 16.4, or (b) terminate this Lease as to the portion (including all) of the Premises that is specified in the Notice of Proposed Transfer, with a proportionate reduction in Base Rent. If Landlord does not elect one of the options provided in clauses (a) and (b), Tenant shall be entitled for a period of ninety (90) days following the earlier of Landlord's notice that it will not elect either of the options provided in clauses (a) and (b) or the expiration of Landlord's thirty (30) day period in which to make such election, to enter into such Assignment or Sublease of the Premises or portion thereof, subject to Landlord's prior written approval of the proposed subtenant or assignee (collectively, "Transferee"), which shall not be unreasonably withheld as provided above; provided, however, that any rent or other consideration realized by Tenant under any such Assignment or Sublease, in excess of the Base Rent and all other amounts (including without limitation, Tenant's Share of the Increases) payable hereunder (or the amount thereof proportionate to the portion of the Premises subject to such Sublease or Assignment) and reasonable commissions and the cost of any alterations incurred in connection with such Sublease or Assignment, shall be divided and paid fifty percent (50%) to Landlord and fifty percent (50%) to Tenant. Tenant shall provide Landlord with such information regarding the proposed Transferee as Landlord may reasonably request and Landlord agrees that it will not unreasonably withhold its approval of any proposed Transferee. Notwithstanding the foregoing, in the event that after Landlord has given Tenant notice that it will not elect one of the options provided in clauses (a) and (b) or the expiration of the aforesaid thirty (30) day period without Landlord giving such notice, Tenant desires to enter into such Assignment or Sublease (i) on terms and conditions materially more favorable to Tenant than those contained in the Notice of Proposed Transfer or
(ii) with a Transferee that is currently a tenant or other occupant of the Building, then Tenant shall give Landlord a new Notice of Proposed Transfer, which notice shall state the terms and conditions of such proposed Assignment or Sublease and identify the proposed Transferee, and Landlord shall again be entitled to elect one of the options provided in clauses (a) and (b) at any time within thirty (30) days after Landlord's receipt of such new Notice of Proposed Transfer. In the event Landlord elects either of the options provided in clauses
(a) or (b), Landlord shall be entitled to enter into a lease, sublease or assignment agreement with respect to the Premises (or portion thereof specified in said new Notice of Proposed Transfer) with the proposed Transferee identified in Tenant's notice.

      16.4 If Landlord elects to Sublease or take an Assignment from Tenant as described in Section 16.3: (a) Landlord shall have the right to use the portion of the Premises covered by the Notice of Proposed Transfer (the "Takeback Space") for any legal purpose, (b) the rent payable by Landlord to Tenant shall be the lesser of that set forth in the Notice of Proposed Transfer or the Base Rent payable by Tenant under this Lease at the time of the Sublease or Assignment (or the amount thereof proportionate to the Takeback Space if for less than the entire Premises), (c) Landlord may make alterations and improvements to the Takeback Space as it shall elect and any such alterations or improvements may be removed, in whole or in part, prior to or upon the expiration of the Sublease, provided that any damage or injury to the Takeback Space caused by such removal shall be repaired, (d) Landlord shall have the right to further sublease or assign the Takeback Space to any party, without the consent of Tenant, and (e) Tenant shall pay to Landlord on demand any costs incurred by Landlord in physically separating the Takeback Space (if less than the entire Premises) from the balance of the Premises and in complying with any applicable laws or regulations relating to such separation.

      16.5 No Sublease or Assignment by Tenant nor any consent by Landlord thereto shall relieve Tenant of any obligation to be performed by Tenant under this Lease. Any Sublease or Assignment that is not in compliance with this
Section 16 shall be void and, at the option of Landlord, shall constitute a material default by Tenant under this Lease. The acceptance of any Base Rent or other payments by Landlord from a proposed Transferee shall not constitute consent to such Sublease or Assignment by Landlord or a recognition of any Transferee, or a waiver by Landlord of any failure of Tenant or other Transferor to comply with this Section 16.

      16.6 Each Transferee, other than Landlord, shall assume all obligations of Tenant under this Lease and shall be and remain liable jointly and severally with Tenant for the payment of Base Rent and all other amounts (including without limitation Tenant's Share of the Increases) payable hereunder, and for the performance of all of the terms, covenants, conditions and agreements herein contained on Tenant's part to be performed for the Term. No Assignment shall be binding on Landlord unless Tenant or Transferee shall deliver to Landlord a counterpart of the Assignment and an instrument in recordable form that contains a covenant of assumption by such Transferee satisfactory in substance and form to Landlord, and consistent with the requirements of this Section 16.6, but the failure or refusal of such Transferee to execute such instrument of assumption shall not release or discharge such Transferee from its liability as set forth above. Tenant shall reimburse Landlord on demand for any reasonable costs that may be incurred by Landlord in connection with any proposed Sublease or Assignment, including, without limitation, the costs of making investigations as to the acceptability of the proposed Transferee and legal costs incurred in connection with the granting of any requested consent.

17.   ESTOPPEL. ATTORNMENT AND SUBORDINATION.

      17.1 Estoppel. Within ten (10) days after request by Landlord, Tenant shall deliver an estoppel certificate duly executed (and acknowledged if required by any lender), in the form attached hereto as Exhibit F, or in such other form as may be acceptable to the lender, which form may include some or all of the provisions contained in Exhibit F, to any proposed mortgagee, purchaser or Landlord. Tenant's failure to deliver said statement in such time period shall be an Event of Default hereunder and shall be conclusive upon Tenant that (a) this Lease is in full force and effect, without modification except as may be represented by Landlord; (b) there are no uncured defaults in Landlord's performance and Tenant has no right of offset, counterclaim or deduction against Rent hereunder; and (c) no more than one month's Base Rent has been paid in advance. If any financier should require that this Lease be amended (other than in the description of the Premises, the Term, the Permitted Use, the Rent or as will substantially, materially and adversely affect the rights of Tenant), Landlord shall give written notice thereof to Tenant, which notice shall be accompanied by a Lease supplement embodying such amendments. Tenant shall, within ten (10) days after the receipt of Landlord's notice, execute and deliver to Landlord the tendered Lease supplement. If Tenant fails to deliver to Landlord the tendered Lease supplement within ten (10) days after receipt of Landlord's notice, Tenant shall be deemed to have given Landlord a power of attorney to execute such supplement on behalf of Tenant.

      17.2 Subordination. This Lease shall be subject and subordinate to all ground leases, master leases and the lien of all mortgages and deeds of trust which now or hereafter affect the Premises or the Project or Landlord's interest therein, and all amendments thereto, all without the necessity of Tenant's executing further instruments to effect such subordination. If requested, Tenant shall execute and deliver to Landlord within ten (10) days after Landlord's request whatever documentation that may reasonably be required to further effect the provisions of this paragraph including, without limitation, a Subordination, Nondisturbance and Attornment Agreement in the form attached hereto as Exhibit G, or in such other form as may be required by the lender, which form may include some or all of the provisions contained in Exhibit G. Tenant's failure to deliver said documentation in such time period shall be an Event of Default hereunder.

      17.3 Attornment. Tenant hereby agrees that Tenant will recognize as its landlord under this Lease and shall attorn to any person succeeding to the interest of Landlord in respect of the land and the buildings governed by this Lease upon any foreclosure of any mortgage upon such land or buildings or upon the execution of any deed in lieu of foreclosure in respect to such deed of trust. If requested, Tenant shall execute and deliver an instrument or instruments confirming its attornment as provided for herein; provided, however, that no such beneficiary or successor-in-interest shall be bound by any payment of Base Rent for more than one (1) month in advance, or any amendment or modification of this Lease made without the express written consent of such beneficiary where such consent is required under applicable loan documents.

18.   INTENTIONALLY OMITTED.

19.   MISCELLANEOUS.

      19.1  General.

            19.1.1 Entire Agreement. This Lease sets forth all the agreements between Landlord and Tenant concerning the Premises; and there are no agreements either oral or written other than as set forth herein. This lease and any term or provision hereof may be changed, waived, discharged or otherwise modified only by a written instrument signed by the party to be charged.

            19.1.2 Time of Essence. Time is of the essence of this Lease.

            19.1.3 Attorneys' Fees. In any action or proceeding which either party brings against the other to enforce its rights hereunder, the nonprevailing party shall pay all costs incurred by the prevailing party, including reasonable attorneys' fees, which amounts shall be a part of the judgment in said action or proceeding.

            19.1.4 Severability. If any provision of this Lease or the application of any such provision shall be held by a court of competent jurisdiction to be invalid, void or unenforceable to any extent, the remaining provisions of this Lease and the application thereof shall remain in full force and effect and shall not be affected, impaired or invalidated.

            19.1.5 Law. This Lease shall be construed and enforced in accordance with the laws of the state in which the Premises are located.

            19.1.6 No Option. Submission of this Lease to Tenant for examination or negotiation does not constitute an option to lease, offer to lease or a reservation of, or option for, the Premises; and this document shall become effective and binding only upon the execution and delivery hereof by Landlord and Tenant.

            19.1.7 Successors and Assigns. This Lease shall be binding upon and inure to the benefit of the successors and assigns of Landlord and, subject to compliance with the terms of Section 16, Tenant.

            19.1.8 Third Party Beneficiaries. Nothing herein is intended to create any third party benefit.

            19.1.9 Memorandum of Lease. Tenant shall not record this Lease or a short form memorandum hereof without Landlord's prior written consent which Landlord may withhold in its sole discretion.

            19.1.10 Agency, Partnership or Joint Venture. Nothing contained herein nor any acts of the parties hereto shall be deemed or construed by the parties hereto, nor by any third party, as creating the relationship of principal and agent or of partnership or of joint venture by the parties hereto or any relationship other than the relationship of landlord and tenant.

            19.1.11 Merger. The voluntary or other surrender of this Lease by Tenant or a mutual cancellation thereof or a termination by Landlord shall not work a merger and shall, at the option of Landlord, terminate all or any existing subtenancies or may, at the option of Landlord, operate as an assignment to Landlord of any or all of such subtenancies.

            19.1.12 Headings. Section headings have been inserted solely as a matter of convenience and are not intended to define or limit the scope of any of the provisions contained therein.

            19.1.13 Security Measures. Tenant assumes all responsibility for the protection of the Premises, Tenant, its agents and invitees and their property from the acts of third parties.

      19.2 Signs. All signs and graphics of every kind visible in or from public view or corridors (whether located inside or outside the Premises), the Common Areas or the exterior of the Premises shall be subject to Landlord's prior written approval and shall be subject to any applicable governmental laws, ordinances, and regulations and in compliance with Landlord's signage program. Tenant shall remove all such signs and graphics prior to the termination of this Lease. Such installations and removals shall be made in such manner as to avoid injury or defacement of the

Premises; and Tenant shall repair any injury or defacement, including without limitation, discoloration caused by such installation or removal.

      19.3 Waiver. No waiver of any default or breach hereunder shall be implied from any omission to take action on account thereof, notwithstanding any custom and practice or course of dealing. No waiver by either party of any provision under this Lease shall be effective unless in writing and signed by such party. No waiver shall affect any default other than the default specified in the waiver and then such waiver shall be operative only for the time and to the extent therein stated. Waivers of any covenant shall not be construed as a waiver of any subsequent breach of the same.

      19.4 Financial Statements. Tenant shall provide, and shall cause each Guarantor, if applicable, to provide to any lender, purchaser or Landlord, within ten (10) days after written request, a current, accurate, audited (if available), or unaudited (if audited financial statements are unavailable) financial statement for Tenant and Tenant's business for each of the three (3) years prior to the current financial statement year prepared by an independent certified public account under generally accepted accounting principles consistently applied. Tenant shall also provide within said ten (10) day period such other financial information or tax returns as may be reasonably required by Landlord, purchaser or any lender of either.

      19.5 Limitation of Liability. The obligations of Landlord under this Lease are not personal obligations of the individual members, managers, partners, directors, officers, shareholders, agents or employees of Landlord; and Tenant shall look solely to the Building for satisfaction of any liability of Landlord and shall not look to other assets of Landlord nor seek recourse against the assets of the individual partners, directors, officers, shareholders, agents or employees of Landlord. Whenever Landlord transfers its interest, Landlord shall be automatically released from further performance under this Lease and from all further liabilities and expenses hereunder and the transferee of Landlord's interest shall assume all liabilities and obligations of Landlord hereunder from the date of such transfer.

      19.6 Notices. All notices to be given hereunder shall be in writing and mailed postage prepaid by certified or registered mail, return receipt requested, or delivered by personal or courier delivery, nationally-recognized overnight delivery service, or sent by facsimile, electronically confirmed (immediately followed by one of the preceding methods), to Landlord's Address and Tenant's Address, or to such other place as Landlord or Tenant may designate in a written notice given to the other party. Notices shall be deemed served upon the first attempted delivery by the U.S. Postal Service, the courier or a recognized overnight delivery service, or upon receipt of the facsimile prior to 5 p.m. on any business day, or, if receipt is after 5 p.m., on the next business day.

      19.7 Brokerage Commission. Landlord shall pay a brokerage commission to Landlord's Broker specified in the Basic Lease Information in accordance with a separate agreement between Landlord and Landlord's Broker. Landlord shall have no further or separate obligation for payment of any commissions or fees to any other broker or finder. Tenant warrants to Landlord that Tenant's sole contact with Landlord or with the Premises in connection with this transaction has been directly with Landlord, Landlord's Broker and Tenant's Broker specified in the Basic Lease Information, and that no other broker or finder can properly claim a right to a commission or a finder's fee based upon contacts between the claimant and Tenant. Any commissions or fees payable to Tenant's Broker with respect to this transaction shall be paid by Landlord's Broker or Tenant, and Landlord shall have no obligation with respect thereto. Subject to the foregoing, Tenant agrees to indemnify and hold Landlord harmless from any claims or liability, including reasonable attorneys' fees, in connection with a claim by any person for a real estate broker's commission, finder's fee or other compensation based upon any statement, representation or agreement of Tenant, and Landlord agrees to indemnify and hold Tenant harmless from any such claims or liability, including reasonable attorneys' fees, based upon any statement, representation or agreement of Landlord.

      19.8 Authorization. Each individual executing this Lease on behalf of Tenant represents and warrants that he or she is duly authorized to execute and deliver this Lease on behalf of Tenant and that such execution is binding upon Tenant.

      19.9 Holding Over; Surrender.

            19.9.1 Holding Over. If Tenant holds over the Premises or any part thereof after expiration of the Term, such holding over shall, at Landlord's option, constitute a month-to-month tenancy, at a rent equal to one hundred fifty percent (150%) of the Base Rent in effect immediately prior to such holding over and shall otherwise be on all the other terms and conditions of this Lease. This paragraph shall not be construed as Landlord's permission for Tenant to hold over. Acceptance of Rent by Landlord following expiration or termination shall not constitute a renewal of this Lease or extension of the Term except as specifically set forth above. If Tenant fails to surrender the Premises upon expiration or earlier termination of this Lease, Tenant shall indemnify and hold Landlord harmless from and against all loss or liability resulting from or arising out of Tenant's failure to surrender the Premises, including, but not limited to, any amounts required to be paid to any tenant or prospective tenant who was to have occupied the Premises after the expiration or earlier termination of this Lease and any related attorneys' fees and brokerage commissions.

            19.9.2 Surrender. Upon the termination of this Lease or Tenant's right to possession of the Premises, Tenant will surrender the Premises broom clean, together with all keys, in good condition and repair, reasonable wear and tear excepted. Tenant shall patch and fill all holes within the Premises. In no event may Tenant remove from the Premises any mechanical or electrical systems (other than any Tenant-provided (i) HVAC units in the "server/computer" room of the Premises and (ii) telcom switches) or any wiring or any other aspect of any systems within the Premises. Conditions existing because of Tenant's failure to perform maintenance, repairs or replacements shall not be deemed "reasonable wear and tear."

      19.10 Joint and Several. If Tenant consists of more than one person, the obligation of all such persons shall be joint and several.

      19.11 Covenants and Conditions. Each provision to be performed by Tenant hereunder shall be deemed to be both a covenant and a condition.

      19.12 Force Majeure. "Force Majeure" as used herein means delays resulting from causes beyond the reasonable control of the other party, including, without limitation, any delay caused by any action, inaction, order, ruling, moratorium, regulation, statute, condition or other decision of any private party or governmental agency having jurisdiction over any portion of the Project, over the construction anticipated to occur thereon or over any uses thereof, or by delays in inspections or in issuing approvals by private parties or permits by governmental agencies, or by fire, flood, inclement weather, strikes, lockouts or other labor or industrial disturbance (whether or not on the part of agents or employees of either party hereto engaged in the construction of the Premises), civil disturbance, order of any government, court or regulatory body claiming jurisdiction or otherwise, act of public enemy, war, riot, sabotage, blockage, embargo, failure or inability to secure materials, supplies or labor through ordinary sources by reason of shortages or priority, discovery of hazardous or toxic materials, earthquake, or other natural disaster, delays caused by any dispute resolution process, or any cause whatsoever beyond the reasonable control (excluding financial inability) of the party whose performance is required, or any of its contractors or other representatives, whether or not similar to any of the causes hereinabove stated.

      19.13 Mortgagee Protection. Tenant agrees to give any holder of any mortgage or deed of trust secured by the Real Property, by registered or certified mail or nationally recognized overnight delivery service, a copy of any notice of default served upon the Landlord by Tenant, provided that, prior to such notice, Tenant has been notified in writing (by way of service on Tenant of a copy of assignment of rents and leases or otherwise) of the address of such holder of a mortgage or deed of trust. Tenant further agrees that if Landlord shall have failed to cure such default within thirty (30) days after such notice to Landlord (or if such default cannot be cured or corrected within that time, then such additional time as may be necessary if Landlord has commenced within such thirty (30) day period and is diligently pursuing the remedies or steps necessary to cure or correct such default), then the holder of any mortgage or deed of trust shall have an additional sixty (60) days within which to cure or correct such default (or if such default cannot be cured or corrected within that time, then such additional time as may be necessary if such holder of any mortgage or deed of trust has commenced within such sixty (60) day period and is diligently pursuing the remedies or steps necessary to cure or correct such default). Notwithstanding the foregoing, in no event shall any holder of any mortgage or deed of trust have any obligation to cure any default of the Landlord.

      19.14 Hazardous Substance Disclosure. California law requires landlords to disclose to tenants the existence of certain Hazardous Materials. Accordingly, the existence of gasoline and other automotive fluids, asbestos containing materials, maintenance fluids, copying fluids and other office supplies and equipment, certain construction and finish materials, tobacco smoke, cosmetics and other personal items must be disclosed. Gasoline and other automotive fluids are found in the garage and parking areas of the Project. Cleaning, lubricating and hydraulic fluids used in the operation and maintenance of the Building are found in the utility areas of the Building not generally accessible to Building occupants or the public. Many Building occupants use copy machines and printers with associated fluids and toners, and pens, markers, inks, and office equipment that may contain Hazardous Materials. Certain adhesives, paints and other construction materials and finishes used in portions of the Building may contain Hazardous Materials. The Building may from time to time be exposed to tobacco smoke. Building occupants and other persons entering the Building from time to time may use or carry prescription and non-prescription drugs, perfumes, cosmetics and other toiletries, and foods and beverages, some of which may contain Hazardous Materials. By its execution of this Lease, Tenant acknowledges that the notice set forth hereinabove shall constitute the notice required under California Health and Safety Code Section 25915.5.

      19.15 Addenda. The Addenda attached hereto, if any, and identified with this Lease are incorporated herein by this reference as if fully set forth herein.

      IN WITNESS WHEREOF, the parties have executed this Lease as of the date set forth above.

"Landlord"                              "Tenant"
Catellus Finance 1, L.L.C.,             iPayment, Inc.,
a Delaware limited liability company    a Tennessee corporation


By:  /s/ Keith Anderson                 By:  /s/ Richard Schubert
     --------------------------------         --------------------------------
Its: Vice President                     Its:  Sr. Vice Pres. & General Counsel
     --------------------------------         --------------------------------
Date: 9/13/01
     --------------------------------
                                        By:   /s/ Robert S. Torino
                                              --------------------------------
                                        Its:  E.V.P. & Chief Operating Officer
                                              --------------------------------
                                        Date: September 10, 2001
                                              --------------------------------

                                ADDENDUM TO LEASE

      THIS ADDENDUM TO LEASE ("Addendum") is attached to and constitutes an integral part of the Lease between Catellus Finance 1, L.L.C., a California limited liability company, as Landlord, and iPayment, Inc., as Tenant. The terms of this Addendum shall be incorporated in the Lease for all purposes. All words and phrases not specifically defined in this Addendum shall have the same meaning as in the Lease. In the event of a conflict between the provisions of the Lease and the provisions of this Addendum, this Addendum shall control.

      The following new Sections are hereby added to the Lease which state in their entirety as follows:

20. New Section 20 - Suite 201 Space. A new Section 20 hereby is added to the Lease which states in its entirety as follows:

      20. Suite 201 Space. Notwithstanding anything to the contrary contained in this Lease, the parties hereby agree and acknowledge that the portion of the Premises known as "Suite 201" (the "Suite 201 Space") is currently leased to a third party (the "Existing Suite 201 Space Tenant") pursuant to an existing lease (the "Existing Suite 201 Space Lease") which shall expire upon February 28, 2002. Concurrently with the execution hereof, Landlord and the Existing Suite 201 Space Tenant are entering into documentation providing for the early termination of such Existing Suite 201 Space Lease and the full execution and delivery of such termination agreement by the parties thereto shall be a condition precedent to the effectiveness of this Lease. Landlord shall notify Tenant promptly upon the execution and delivery of such termination agreement (satisfying such condition precedent).

21. New Section 21 - Option to Extend. A new Section 21 hereby is added to the Lease which states in its entirety as follows:

      21.   Option to Extend.

            21.1 Terms of Option. Provided (i) Tenant is not in default under the terms of this Lease at the time this renewal option is exercised or at the commencement of the Extension Term (as hereinafter defined), (ii) Tenant is occupying at least ninety percent (90%) of the Premises, including any expansion space, and (iii) Landlord has not given more than two (2) notices of default in any twelve (12) month period for nonpayment of monetary obligations, Tenant shall have the option to renew this Lease for an additional period of thirty-six
(36) months ("Extension Term"). The Extension Term shall be on all the terms and conditions of this Lease, except (a) that Landlord shall have no additional obligation for free rent, leasehold improvements or for any other tenant inducements for the Extension Term, (b) the minimum limits of the policy of commercial general liability insurance maintained by Tenant pursuant to Section
8.2.1 of the Lease shall be increased from and after the commencement of the Extension Term to be a combined single limit of not less than Two Million Dollars ($2,000,000) per occurrence and Two Million Dollars ($2,000,000) aggregate per location if Tenant has multiple locations, and such insurance shall continue to otherwise comply with the other requirements of Lease Section 8.2.1, and (c) the minimum limits of the policy of Comprehensive automobile liability insurance maintained by Tenant pursuant to Section 8.2.2 of the Lease shall be increased from and after the commencement of the Extension Term to be a combined single limit of not less than Two Million Dollars ($2,000,000) per occurrence, and such insurance shall continue to otherwise comply with the other requirements of Lease Section 8.2.2. Base Rent shall be increased (but not decreased) to the fair market rental rate ("Market Rent") as set forth below and the Security Deposit will be increased to reflect any increase in Base Rent payable under the Lease. There shall be no additional extension terms beyond the Extension Term set forth herein. Tenant must exercise its option to extend this Lease by giving Landlord written notice of its election to do so no later than two hundred seventy (270) nor earlier than three hundred sixty-five (365) days prior to the end of the initial Term. Any notice not given in a timely manner shall be void, and Tenant shall be deemed to have waived its extension rights. In no event shall Landlord be responsible for payment of any brokerage fees or commissions to any broker or finder retained by Tenant or representing Tenant in connection with Tenant's extension of the Term by the Extension Term. In the event Tenant has retained the services of a real estate broker to represent Tenant during the negotiations in connection with the Extension Term, it is expressly understood that Landlord shall have no obligation for the payment of all or any part of a real estate commission or other brokerage fee to Tenant's real estate broker in connection with the Extension Term. Lessee shall be solely responsible for payment of fees for services rendered to Lessee by such broker in connection with the Extended Term. The extension option set forth herein is personal to Tenant and shall not be included in any assignment of this Lease.

      21.2  Determination of Base Rent During Extension Term

            21.2.1 Agreement on Base Rent. Landlord and Tenant shall have thirty
(30) days after Landlord receives the exercise notice in which to agree on the Base Rent during the Extension Term. Notwithstanding anything in this Section 21 to the contrary, in no event shall the Base Rent for the Extension Term be less than the Base Rent in effect immediately prior to the Extension Term.

            21.2.2 Appraisal. If Landlord and Tenant are unable to agree upon the Base Rent for the Extension Term within such thirty (30) day period, then within fifteen (15) days after the expiration of the thirty (30) day period, each party, by giving notice to the other party, shall appoint a real estate appraiser who is a current member of the American Institute of Real Estate Appraisers, with at least five (5) years of experience appraising building space comparable to the Premises in the city and county where the Premises is located to determine the Market Rent. Market Rent shall mean the monthly amount per rentable square foot in the Premises that a willing, non-equity new tenant would pay and a willing landlord would accept at arm's length for space in a comparable building or buildings, with comparable tenant improvements, in a comparable location, giving appropriate consideration to monthly rental rates per rentable square foot, the presence or absence of rent escalation clauses such as operating expense and tax pass-throughs, length of lease term, size and location of premises being leased and other generally applicable terms and conditions of tenancy for a similar building or buildings. If the two (2) appraisers are unable to agree on the Market Rent for the Extension Term within twenty (20) days, they shall select a third appraiser meeting the qualifications stated in this Section within five (5) days after the last day the two (2) appraisers are given to set the Market Rent for the Extension Term. The third appraiser, however selected, shall be a person who has not previously acted in any capacity for either party. Within twenty (20) days after the selection of the third appraiser, a majority of the appraisers shall set the Market Rent for the Extension Term. If a majority of the appraisers is unable to set the Market Rent within the twenty (20) day period, the two (2) closest appraisals shall be added together and their total divided by two (2). The resulting quotient shall be the Market Rent for the Extension Term. Each party shall be responsible for the costs, charges and fees of the appraiser appointed by that party plus one-half of the cost of the third appraiser.

            21.2.3 Amendment of Lease. Immediately after the Base Rent is determined pursuant to this Section 21, Landlord and Tenant shall execute an amendment to this Lease stating the new Base Rent in effect.

22. New Section 22 - Common Area Compliance with ADA. A new Section 22 hereby is added to the Lease which states in its entirety as follows:

      22. Common Area Compliance with ADA. Notwithstanding anything to the contrary contained in this Lease, if at any time following the date hereof, any applicable governmental authority having jurisdiction requires work to the Common Areas of the Building containing the Premises to correct any pre-existing non-compliance with the Americans with Disabilities Act of 1990 in effect and applicable to the Project as of the Commencement Date, then Landlord shall correct such non-compliance at its sole cost and without inclusion of such cost within Operating Expenses; provided that Tenant shall be responsible for Landlord's costs of correcting such non-compliance (by reimbursement to be made, as additional rent, within thirty (30) days following Landlord's submission to Tenant of invoices or other reasonable evidence of such costs) to the extent such work is necessitated by Tenant's particular use of the Premises or Tenant's particular Tenant Improvements or subsequent alterations to the Premises.

23. New Section 23 - Parking. A new Section 23 hereby is added to the Lease which states in its entirety as follows:

      23. Parking. During the Term of this Lease (including, without limitation, any Extension Term), Tenant shall be entitled to use, at no additional charge during the Term of this Lease, three and one-half (3.5) single, unreserved parking spaces per each one thousand (1,000) rentable square feet within the Premises, which parking spaces shall be located within the unreserved, non-exclusive parking areas of the Project.

24. New Section 24 - Common Area Improvements. A new Section 24 hereby is added to the Lease which states in its entirety as follows:

      24. Common Area Improvements. Notwithstanding anything to the contrary contained in the Work Letter or elsewhere in this Lease, prior to the delivery of possession of the Premises by Landlord to Tenant, Landlord shall perform the following work in the stairway area portion of the Building Common Area, at Landlord's sole cost: re-carpeting of the stairway, re-painting of the walls immediately adjacent to the stairway and re-finishing of the millwork/banister portion of the stairway, all using Building standard materials reasonably designated by Landlord.

25. New Section 25 - Early Entry. A new Section 25 hereby is added to the Lease which states in its entirety as follows:

      25. Early Entry. Tenant may, at Tenant's sole risk, enter the Premises up to fourteen (14) days prior to the date of Substantial Completion of the Tenant Improvements solely to install trade fixtures, furniture, equipment security systems (provided that if such security systems are not included as a part of the initial Tenant Improvements covered by the Work Letter, then such installation and early entry shall be conditioned upon compliance with the terms and conditions set forth in Lease Section 10 as to subsequent alterations, including, without limitation, provisions thereof requiring the prior consent of Landlord as to the applicable alterations constituting such security systems), and telecommunications and data processing lines and equipment and to test such telecommunications and data processing lines and systems; provided, however, that (a) Tenant's early entry shall not interfere with, delay or increase the cost of the construction of any of the Tenant Improvements or cause labor difficulties; and (b) Tenant shall comply with all provisions of the Lease during such early entry other than the obligation to pay Base Rent.

26. New Section 26 - Directory Signage. A new Section 26 hereby is added to the Lease which states in its entirety as follows:

      26. Directory Signage. Subject to compliance with all applicable governmental requirements, Tenant shall be entitled to Building standard identification on the Building lobby directory board, to be installed by Landlord, at Landlord's cost.

27. New Section 27 - Supplemental HVAC Units. A new Section 27 hereby is added to the Lease which states in its entirety as follows:

      27. Supplemental HVAC Units. Tenant, at Tenant's sole cost may install supplemental HVAC units to service the Premises either as a part of the Tenant Improvements or subsequent alterations, subject, however, to compliance with all applicable provisions of this Lease (including, without limitation, the Work Letter as to Tenant Improvements and Lease Section 10 as to subsequent alterations, and including, without limitation, provisions thereof requiring the prior consent of Landlord as to the applicable Tenant Improvements or alterations proposed), and provided that Tenant shall cause such supplemental HVAC service to be separately metered for utility usage, at Tenant's sole cost, and Tenant shall be solely responsible for the costs of utilities for such supplemental HVAC service.

28. New Section 28 - Structural Defects. A new Section 28 hereby is added to the Lease which states in its entirely as follows:

      28. Structural Defects. Landlord shall be responsible for the repair of any defects in existing Building systems or Building components as of the delivery of possession of the Premises, at Landlord's sole cost and without inclusion of such costs in Operating Expenses; provided that Tenant shall be responsible (by reimbursement to be made, as additional rent, within thirty (30) days following Landlord's submission to Tenant of invoices or other reasonable evidence of such costs) for Landlord's costs of repairs to Building systems or components to the extent the same are necessitated by Tenant's particular use of the Premises or Tenant's particular Tenant Improvements or subsequent alterations to the Premises.

29. New Section 29 - Existing Hazardous Materials. A new Section 29 hereby is added to the Lease which states in its entirety as follows:

      29. Existing Hazardous Materials. Landlord represents to Tenant, to Landlord's current, actual knowledge (without duty of investigation), that the Premises does not contain any Hazardous Materials at levels which as currently existing constitute a violation of Applicable Laws or shall otherwise materially and adversely affect the operation of Tenant's business from the Premises. In the event that following the date hereof it is determined that Hazardous Materials existed at the Premises as of the date hereof at levels which constituted a violation of Applicable Laws as of such date or otherwise materially and adversely affect the operation of Tenant's business from the Premises, then Landlord shall promptly take such remedial action as is necessary to correct such non-compliance or material adverse affect, as applicable, at Landlord's sole cost and without inclusion of such cost within Operating Expenses.

30. New Section 30 - Letter of Credit. A new Section 30 hereby is added to the Lease which states in its entirety as follows:

      30. Letter of Credit. In addition to, and separate from, the Security Deposit required under this Lease, concurrently with Tenant's execution and delivery of this Lease, Tenant shall deliver to Landlord, at Tenant's sole cost and expense, an unconditional, irrevocable, standby letter of credit (the "Letter of Credit") with an expiration date no earlier than one year after the Effective Date of this Lease in an amount equal to the "LC Amount" (as hereinafter defined), which Letter of Credit shall be in the form attached hereto as Exhibit H. As used herein, the "LC Amount" shall initially equal Two Hundred Thousand Dollars ($200,000.00), provided that, so long as there has not been an Event of Default by Tenant under this Lease, the LC Amount shall be reduced by Sixty Thousand Dollars ($60,000.00) (to equal One Hundred Forty Thousand Dollars ($140,000.00) on March 1, 2002; provided that if there has theretofore been an Event of Default by Tenant under this Lease, then the LC Amount shall remain at the then current amount and shall not be subject to such reduction. The Letter of Credit shall secure the full and faithful performance of each provision of this Lease to be performed by Tenant. The Letter of Credit shall state on its face that, notwithstanding the stated expiration date, the term of the Letter of Credit shall be automatically renewed for successive, additional one (1) year periods unless, at least ninety (90) days prior to any such date of expiration, the issuing bank shall have given written notice to Landlord, by certified mail, return receipt requested at the Landlord's Address stated in the Basic Lease Information or such other address as Landlord shall have given to the issuing bank, that the Letter of Credit will not be renewed. The failure of Tenant to cause the Letter of Credit to be renewed or reissued at least thirty (30) days prior to the expiration thereof shall constitute an Event of Default under this Lease (as defined in Section 15 of this Lease). The Letter of Credit shall be issued by a financial institution acceptable to Landlord in its sole discretion, which financial institution shall be a bank that accepts deposits, maintains accounts, will negotiate letters of credit and whose deposits are insured by the FDIC. The Letter of Credit must be presentable in Los Angeles County, California. If Tenant fails to perform fully and timely all or any of Tenant's covenants and obligations set forth in this Lease, including, without limitation, Tenant's failure to renew the Letter of Credit at least thirty (30) days prior to the expiration thereof, or if Tenant has filed a voluntary petition under the Federal Bankruptcy Code or an involuntary petition has been filed against Tenant under the Federal Bankruptcy Code, Landlord may, without notice to Tenant, execute one or more drafts on the Letter of Credit and apply all or any portion of the Letter of Credit (i) toward fulfillment of Tenant's unperformed covenants and/or obligations, including any Rent payable by Tenant that is not paid when due and/or (ii) in order to compensate Landlord for any and all losses and/or damages of any kind or nature sustained or which Landlord reasonably estimates that it will sustain resulting from Tenant's default. Any unused proceeds shall constitute the property of Landlord and need not be segregated from Landlord's other assets. If, as a result of any application or use by Landlord of all or any part of the Letter of Credit, the amount of the Letter of Credit shall be less than the Letter of Credit Amount, Tenant shall, within five (5) days thereafter, provide Landlord with additional letter(s) of credit in an amount equal to the deficiency, and any such additional (or replacement) letter of credit shall comply with all of the provisions of this Section 30, and if Tenant fails to comply with the foregoing, notwithstanding anything to the contrary contained in Section 15 above, the same shall constitute an incurable default by Tenant. After Tenant vacates the Premises, upon the expiration or sooner termination of this Lease, if Tenant is not then in default, Landlord shall return to Tenant the Letter of Credit (and any unapplied cash balance of the Letter of Credit that had been previously drawn upon), provided that Landlord may retain the Letter of Credit (or previously drawn proceeds therefrom) until such time as any rent and additional rent due from Tenant in accordance with this Lease has been determined and paid in full by Tenant. In no event or circumstance shall the Letter of Credit or any renewal thereof or any proceeds thereof be (i) deemed to be or treated, or intended to serve as a "security deposit" within the meaning of Section 1950.7 of the California Civil Code ("Section 1950.7"). Tenant hereby waives the provisions of Section 1950.7 and all other provisions of law, now or hereafter in effect, which (i) establish the time frame by which Landlord must refund collateral or security for performance of a tenant's obligations under a lease, and/or (ii) provide that Landlord may claim from collateral or security for performance of a tenant's obligations under a lease only those sums reasonably necessary to remedy defaults in the payment of rent, to repair damage caused by Tenant or to clean the Premises, it being agreed that Landlord may, in addition, claim those sums specified hereinabove and/or those sums reasonably necessary to compensate Landlord for any loss or damage caused by Tenant's breach of this Lease or the acts or omission of Tenant or any employee, agent, contractor or invitee of Tenant. Tenant agrees and acknowledges that Tenant has no property interest whatsoever in the Letter of Credit or the proceeds thereof and that, in the event Tenant becomes a debtor under any chapter of the Federal Bankruptcy Code, neither Tenant, any trustee, nor Tenant's bankruptcy estate shall have any right to restrict or limit Landlord's claim and/or rights to the Letter of Credit and/or the proceeds thereof by application of Section 502(b)(6) of the Federal Bankruptcy Code. Should the Permitted Use be amended to accommodate a change in the business of Tenant or to accommodate a subtenant or assignee, Landlord shall have the right to increase the Letter of Credit to the extent necessary, in

Landlord's reasonable judgment, to account for any increased risk to the Premises or increased wear and tear that the Premises may suffer as a result thereof. If a change in control of Tenant occurs during this Lease and following such change the financial condition of Tenant is, in Landlord's reasonable judgment, materially reduced, Tenant shall deposit such additional monies with Landlord as shall be sufficient to cause the Letter of Credit to be at a commercially reasonable level based on said change in financial condition. Tenant acknowledges that Landlord has the right to sell, mortgage or otherwise convey its interests in the Land and the Building and in this Lease. Tenant agrees that in the event of any such sale, mortgage or other transfer, Landlord shall have the right to transfer, assign and/or endorse the Letter of Credit to Landlord's master lessors, ground lessors, mortgagees or other transferees or assignees and Tenant shall look solely to such parties for the return of the Letter of Credit in accordance with the terms of this Lease. Tenant agrees further that, upon Landlord's written request, it shall have the Letter of Credit issued, at Tenant's sole cost and expense, in favor of Landlord's master lessor, ground lessor, mortgagee or other transferee or assignee to be held by any such party in accordance with the terms of this Lease.

31. Addition to Section 16.1 - Assignment and Subletting. The following hereby is added to the end of Section 16.1:

Notwithstanding the foregoing, Tenant may assign this Lease or sublet the Premises or any portion thereof, without Landlord's consent, to any partnership, corporation or other entity which controls, is controlled by, or is under more than fifty percent (50%) common control with Tenant (control being defied for such purposes as the power to direct the management of the relevant entity), or to any partnership, corporation or other entity resulting from a merger or consolidation with Tenant or to any person or entity which acquires at least a majority of all the assets of Tenant as a going concern (collectively, an "Affiliate"); provided, that (i) Landlord receives thirty (30) days prior written notice of such assignment or subletting together with reasonable financial information concerning the creditworthiness of the Affiliate, (ii) upon completion of any merger, consolidation, acquisition or assumption, the creditworthiness of the Affiliate is not impaired and the net worth of the Affiliate is sufficient to undertake and fulfill Tenant's obligations under this Lease, all as reasonably determined by Landlord, (iii) the Affiliate assumes (in the event of an assignment) in writing all of Tenant's obligations under this Lease, and (iv) Landlord receives a fully executed copy of such assignment or sublease agreement between Tenant and the Affiliate. Any such assignment or subletting so permitted without Landlord's consent is referred to herein as a "Permitted Transfer". In no event shall the transfer or sale of public stock in Tenant or any Affiliate constitute a transfer under this Lease requiring the consent of Landlord. No such permitted assignment or subletting shall release Tenant from its primary liability under this Lease. Tenant is hereby deemed to have notified Landlord that Tenant intends to sublease a portion of the Premises to iPayment Technologies, Inc. and Beverly Hills Acquisition Corp., both of which are Affiliates of Tenant.